<PG$PCN>

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               C.R. Bard, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
<PG$PCN>

                                                                            LOGO

C. R. BARD, INC.
730 CENTRAL AVENUE
MURRAY HILL, NEW JERSEY 07974

March 6, 1998

Dear Shareholder:

     Your Board of Directors joins me in extending an invitation to attend the 1998 Annual Meeting of Shareholders which will be held on Wednesday, April 15, 1998 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey. The meeting will start promptly at 10:00 a.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items to be acted upon by shareholders.

     If you plan to attend the meeting and are a shareholder of record, please mark your proxy card in the space provided for that purpose. An admission ticket is included with the proxy card for each shareholder of record. If your shares are not registered in your name, please advise the shareholders of record (your bank, broker, etc.) that you wish to attend. That firm must provide you with evidence of your ownership which will enable you to gain admission to the meeting.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                         Sincerely,

                                         LOGO

                                         WILLIAM H. LONGFIELD
                                         Chairman and
                                         Chief Executive Officer
<PG$PCN>

                                C. R. BARD, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1998

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of C. R. Bard, Inc. will be held on Wednesday, April 15, 1998 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, at 10:00 a.m. for the following purposes:

        1. To elect three Class II directors for a term of three years;

        2. To approve the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc.;

        3. To approve an amendment to the 1993 Long Term Incentive Plan of C. R. Bard, Inc., as previously amended, to increase the number of shares of common stock available for grant thereunder;

        4. To approve amendments to the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as previously amended, to increase the number of shares of common stock available for grant thereunder and to provide for the ability to grant thereunder non-formula based awards to non-employee directors;

        5. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 1998; and

        6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on February 23, 1998 are entitled to notice of and to vote at the meeting.

     A copy of the Annual Report of C. R. Bard, Inc. for 1997 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy.

     All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                          By order of the Board of Directors

                                          RICHARD A. FLINK
                                          Secretary

March 6, 1998

                      NO MATTER HOW MANY SHARES YOU OWNED
                  ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.
<PG$PCN>

                                C. R. BARD, INC.
                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of
C. R. Bard, Inc. (the "Company") for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing March 6, 1998 to each shareholder entitled to vote.

     Shares represented by proxies, if such proxies are properly executed, received in time and not revoked, will be voted in accordance with the specifications thereon or, if no specifications are made, will be voted FOR the election as directors of all nominees named herein, FOR Proposal Nos. 2, 3, 4 and 5 and in accordance with the discretion of the named attorneys and proxies on any other business. Any proxy may be revoked at any time before it is exercised by notice in writing delivered to the Secretary of the Company.

     Under New Jersey law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting of Shareholders. The approval of Proposal Nos. 2 and 5 requires the affirmative vote of a majority of the votes cast on each proposal. The approval of Proposal Nos. 3 and 4 requires the affirmative vote of a majority of the votes cast on each proposal, provided that a majority of the outstanding shares of Common Stock votes on each proposal.

     Votes cast at the Annual Meeting of Shareholders will be tabulated by the Company's transfer agent. Votes withheld for the election of directors have no impact on the election of directors, except that votes withheld may result in another individual receiving a higher number of votes. Abstentions and broker non-votes will have no effect on Proposal Nos. 2, 3, 4 and 5; however, in the case of Proposal Nos. 3 and 4, abstentions and broker non-votes will not be counted as votes cast for purposes of determining whether a majority of the outstanding shares of Common Stock voted on such proposal.

     On February 23, 1998, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders, the outstanding voting securities of the Company consisted of 56,955,574 shares of Common Stock. Each share is entitled to one vote.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     There are currently eleven members of the Board of Directors, divided into three classes. Class I consists of four directors whose terms expire in 2000. Class II consists of four directors whose terms expire in 1998. Class III consists of three directors whose terms expire in 1999. Upon election by shareholders, directors serve for a three-year term and until their successors are elected and qualified.

     At the Meeting of the Company's Board of Directors on February 11, 1998, the Board of Directors adopted a policy providing that the Board of Directors shall not nominate for election as a director any employee of the Company, other than any employee who is the Chairman of the Board or the Chief Executive Officer of the Company. Accordingly, Benson F. Smith, the Company's President and Chief Operating Officer, is not being nominated for re-election as a Class II director. In connection with the foregoing, at such meeting of the Board of Directors, the Board of Directors passed a resolution to decrease the number of directors from eleven to ten and the number of Class II directors from four to three, effective as of the Annual Meeting of Shareholders. As a result, three directors are to be elected at the Annual Meeting of Shareholders. Three of the four current members of the Board of Directors constituting Class II directors are nominated for re-election.
<PG$PCN>

     Votes pursuant to the accompanying proxy will be cast, unless otherwise indicated on the proxy, for the election of the three nominees named below. In the event that any such nominee shall be unable to serve as a director, it is intended that the proxy solicited hereby will be voted for such other person or persons as may be nominated by management. Management has no reason to believe that the nominees will be unable to serve.

     Set forth below are the names, principal occupations and ages of the three nominees for re-election as directors and the current directors with unexpired terms, as well as certain information relating to other positions held by them with the Company and other companies. Except as otherwise indicated, the information set forth below as to principal occupation is for at least the last five years. There are no family relationships among directors and nominees.

                 NOMINEES FOR RE-ELECTION AS CLASS II DIRECTORS

 Joseph F. Abely,      JOSEPH F. ABELY, JR.
        Jr.            Retired Chairman and Chief Executive Officer of Sea-Land
                       Corporation (international intermodal freight transportation and related trade services) since 1987, having been prior
                       thereto, Vice Chairman of the Board and a director of RJR
                       Nabisco, Inc. (international consumer products); age 69. Mr.
                       Abely has been a director since 1985 and is a member of the
                       Compensation Committee; Finance Committee; and Regulatory
                       Compliance Committee. He is also a director of The
                       Perkin-Elmer Corporation and Burlington Industries, Inc.

 Robert P. Luciano     ROBERT P. LUCIANO
                       Chairman of the Board of Schering-Plough Corporation
                       (pharmaceuticals and consumer products) since January 1996, having been Chairman and Chief Executive Officer since
                       January 1986; age 64. Mr. Luciano has been a director since
                       1981 and is a member of the Executive Committee;
                       Compensation Committee; and Governance Committee. He is also a director of AlliedSignal Inc. and Merrill Lynch & Co.,
                       Inc.

   Tony L. White       TONY L. WHITE
                       Chairman, President and Chief Executive Officer of The
                       Perkin-Elmer Corporation (life science systems and
                       analytical instruments) since September 1995, having been
                       Executive Vice President, Baxter International Inc. from
                       November 1993 to September 1995 and Executive Vice
                       President, Global Business, Baxter International Inc. from
                       March 1992 to November 1993; age 51. Mr. White has been a
                       director since 1996 and is a member of the Audit Committee;
                       Compensation Committee; and Regulatory Compliance Committee.
                       He is also a director of Ingersoll-Rand Company.

                                        2
<PG$PCN>

                         OTHER DIRECTORS OF THE COMPANY

                              CLASS III DIRECTORS
                              (TERMS EXPIRE 1999)

 T. Kevin Dunnigan     T. KEVIN DUNNIGAN
                       Chairman of Thomas & Betts Corporation
                       (electrical/electronic components, connectors and
                       accessories) since 1997; Chairman and Chief Executive
                       Officer from 1992 to 1997; Chief Executive Officer 1985 to
                       1992; President from 1980 to 1994; age 60. Mr. Dunnigan has been a director since 1994 and is a member of the Executive
                       Committee; Audit Committee; and Governance Committee. He is
                       also a director of Lukens, Inc. and Elsag Bailey Process
                       Automation N.V.

     Regina E.         REGINA E. HERZLINGER
    Herzlinger
                       Nancy R. McPherson Professor of Business Administration,
                       Harvard Business School since 1971; age 54. Professor
                       Herzlinger has been a director since 1991 and is a member of the Audit Committee; Finance Committee; and Regulatory
                       Compliance Committee. She is also a director of Deere &
                       Company, Manor Care, Inc., Cardinal Health Inc.,
                       Schering-Plough Corporation and Total Renal Care, Inc.

    William H.         WILLIAM H. LONGFIELD
     Longfield
                       Chairman and Chief Executive Officer since September 1995, having been President and Chief Executive Officer since June
                       1994 and President and Chief Operating Officer from
                       September 1991 to June 1994; age 59. Mr. Longfield has been a director since 1990 and is a member of the Executive
                       Committee and Governance Committee. He is also a director of
                       Manor Care, Inc., United Dental Care, The West Company and
                       Horizon Health Corporation.

                               CLASS I DIRECTORS
                              (TERMS EXPIRE 2000)


  William C. Bopp      WILLIAM C. BOPP
                       Executive Vice President and Chief Financial Officer since
                       October 1995, having been Senior Vice President and Chief
                       Financial Officer since 1992; age 54. Mr. Bopp has been a
                       director since 1995 and is a member of the Finance
                       Committee.


                                        3
<PG$PCN>

Marc C. Breslawsky     MARC C. BRESLAWSKY
                       President and Chief Operating Officer of Pitney Bowes Inc.
                       (systems to manage the exchange and distribution of
                       information and packages) since May 1996, having been Vice
                       Chairman since October 1994 and President of Pitney Bowes
                       Office Systems from 1990 to 1994; age 55. Mr. Breslawsky has been a director since 1996 and is a member of the Audit
                       Committee; Finance Committee; and Regulatory Compliance
                       Committee. He is also a director of Pitney Bowes Inc., The
                       United Illuminating Company and Pitney Bowes Credit Corp.

 William T. Butler     WILLIAM T. BUTLER, M.D.
                       Chancellor of Baylor College of Medicine since January 1996, having been President and Chief Executive Officer since
                       1979; and Chairman of Lyondell Petrochemical Company since
                       June 1997; age 65. Dr. Butler has been a director since 1988 and is a member of the Compensation Committee; Regulatory
                       Compliance Committee; and Governance Committee. He is a
                       member of the Institute of Medicine of the National Academy of Sciences. He is also a director of Browning-Ferris
                       Industries Inc. and Lyondell Petrochemical Company.

 Daniel A. Cronin,     DANIEL A. CRONIN, JR.
        Jr.
                       President, Northbridge Management Company (investment
                       management); age 69. Mr. Cronin had been a director from
                       1968 to 1976 when he resigned to join the staff of the
                       United States Secretary of Commerce, a position he held
                       until 1977. He was re-elected a director in 1979 and is a
                       member of the Audit Committee; Finance Committee; and
                       Executive Committee. He is also a director of Altron
                       Corporation.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below indicates all persons who, to the knowledge of management, beneficially owned more than 5% of the Company's outstanding Common Stock as of February 23, 1998:

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK      PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED    OF CLASS
            ------------------------------------              ------------------    --------
Wellington Management Company, LLP(1).......................      6,897,638(2)       12.12
  75 State Street
  Boston, Massachusetts 02109
Vanguard Specialized Portfolios, Inc.(3)....................      3,196,400(4)        5.62
  Health Care Portfolio
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482

---------------
(1) Based upon a Schedule 13G, dated February 11, 1998.

(2) Denotes shared voting power with respect to 1,099,000 of such shares, shared dispositive power with respect to all of such shares and sole voting power and sole dispositive power with respect to none of such shares.

(3) Based upon a Schedule 13G, dated February 9, 1998.

(4) Denotes sole voting power and shared dispositive power with respect to all such shares and shared voting power and sole dispositive power with respect to none of such shares.

                                        4
<PG$PCN>

SECURITIES OWNERSHIP OF MANAGEMENT

     The table below contains information as of February 23, 1998 with respect to the beneficial ownership of Common Stock of the Company by each director of the Company and the Company's Chief Executive Officer and four other most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers as a group (including the Named Executive Officers). No director or executive officer owns more than 1% of the outstanding Common Stock. All directors and executive officers as a group (23 people) own beneficially 0.86% of the outstanding Common Stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                     SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                            -----------------------------------------
                                                                                        RIGHT TO
                                                                                     ACQUIRE WITHIN
                                                                                       60 DAYS OF
                                                                 HELD AS OF         FEBRUARY 23, 1998
                           NAME                             FEBRUARY 23, 1998(1)      UNDER OPTIONS
                           ----                             --------------------    -----------------
Joseph F. Abely, Jr.......................................          5,288                  2,400
William C. Bopp...........................................         35,479                 42,481
Marc C. Breslawsky........................................          5,337                    200
William T. Butler, M.D. ..................................          7,588                  2,400
Daniel A. Cronin, Jr. ....................................         13,688                  2,400
T. Kevin Dunnigan.........................................         11,182                    600
Regina E. Herzlinger......................................         10,426                  2,400
William H. Longfield......................................        102,775                255,586
Robert P. Luciano.........................................         29,803                  2,400
Benson F. Smith...........................................         74,616                 95,149
William T. Tumber.........................................         30,104                 36,507
John H. Weiland...........................................         13,781                  7,858
Tony L. White.............................................          5,287                    200
All Directors and Executive Officers as a group (23
  people).................................................        490,549                626,981

---------------

(1) Includes phantom stock shares credited to the accounts of non-employee directors under the Deferred Compensation Agreement for Non-Employee Directors, as follows: Marc C. Breslawsky, 2,241; T. Kevin Dunnigan, 4,072; Regina E. Herzlinger, 7,238; Tony L. White, 2,191. See "Compensation of Outside Directors -- Fees and Deferred Compensation." Includes share equivalent units credited to the accounts of non-employee directors under the Stock Equivalent Plan for Outside Directors, as follows: Joseph F. Abely, Jr., 1,288; Marc C. Breslawsky, 2,696; William T. Butler, M.D., 1,288; Daniel A. Cronin, Jr., 1,288; T. Kevin Dunnigan, 5,510; Regina E. Herzlinger, 1,288; Robert P. Luciano, 23,803; Tony L. White, 2,696. See "Compensation of Outside Directors -- Stock Equivalent Plan for Outside Directors."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal year 1997 all these filing requirements were timely satisfied.

BOARD MEETINGS AND COMMITTEES

     Seven regular meetings of the Board of Directors were held during 1997. The average attendance of all directors at the seven Board meetings was 99%. The average attendance of all directors at all meetings of the Board and Committees of the Board during 1997 was 98%. During this period each director attended 82% or more of all meetings of the Board of Directors and of the Committees on which they served.

                                        5
<PG$PCN>

     The Board of Directors has several standing committees, including, among others, an Audit Committee, a Compensation Committee and a Governance Committee.

     The Audit Committee, currently composed of directors Breslawsky, Cronin, Dunnigan, Herzlinger and White, met two times during 1997. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent public accountants;
(ii) review the scope of the audit and related fees; (iii) review the Company's accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management; (iv) discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal control structure; (v) meet separately with each of the independent public accountants and the internal auditors and (vi) consider other audit and nonaudit matters from time to time as requested by the full Board of Directors.

     The Compensation Committee, currently composed of directors Abely, Butler, Luciano and White, met four times during 1997. The principal functions of the Compensation Committee are to review and report to the Board of Directors on all matters involving compensation of employees and management and to administer the Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as amended and restated.

     The Governance Committee, currently composed of directors Butler, Dunnigan, Longfield and Luciano, met two times during 1997. The principal functions of the Governance Committee are to advise and make recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Committee also reviews and makes recommendations to the Board of Directors concerning the qualifications and selection of candidates as nominees for election as directors and will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company. In addition, the Governance Committee administers the Company's Stock Equivalent Plan for Outside Directors and will administer the Company's 1988 Directors Stock Award Plan if amended as proposed. See "Proposal No. 3."

EXECUTIVE COMPENSATION

  COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is designed to create a link between pay and performance. Performance is the critical factor in all compensation decisions. The Company relies on established compensation consultants to analyze and evaluate the total compensation paid to executives against that of competitive companies. The components of total compensation are base salary, annual cash bonus incentives and long-term incentives. The Compensation Committee believes that a strong link between pay and performance will enhance the Company's ability to attract, motivate and retain key employees.

  Stock Ownership Program

     To further align the interests of management and shareholders, in 1998 the Compensation Committee established formal stock ownership guidelines for the Named Executive Officers and others holding senior executive positions at the corporate and divisional levels. The targets are expressed in terms of the value of the Company's Common Stock held by the executive as a multiple of that executive's base salary.

     Under the guidelines of this program, the Chief Executive Officer is required to own a multiple of five times base salary, the Chief Operating Officer four times base salary, the Chief Financial Officer and Group Presidents three times base salary and other executives one to two times base salary. Ownership levels must be achieved by July 15, 2002. Beginning with bonuses earned in 1998, executives who are subject to the stock ownership guidelines will be required to contribute a minimum of 25% of their bonuses to purchase Common Stock of the Company under a Management Stock Purchase Plan and will be required to continue to do so annually until such time as the executive has reached the applicable ownership guidelines. After the executive has reached the applicable ownership guidelines, contribution to the Management Stock Purchase Plan is voluntary. Executives newly hired who are subject to ownership guidelines will have five years to meet such guidelines.

                                        6
<PG$PCN>

     While the Named Executive Officers and other executives in this program have been given five years in which to comply with this program, the Committee will monitor participation and expects that incremental progress will be made each year by each executive during the phase-in period.

  Base Salaries

     Base salaries are determined by evaluating the responsibility of the executive and by reference to the competitive marketplace for executive talent. In order to attract and retain high caliber executives, base salaries are targeted slightly above average but below the high end compared with the Company's competition for executive talent. The Company believes that its competition for executive talent comes from a selected group of companies in the same industry as, and with sales and products similar to those of, the Company. This selected group of companies is larger than and does not contain all the companies in the peer group which makes up the S&P Medical Products and Supplies Index in the Comparison of Five Year Cumulative Total Returns below, as the Company believes that reference to the S&P Medical Products and Supplies Index provides the most meaningful comparison for shareholder returns, while the larger, selected group of companies is more representative of the Company's competition for executive talent.

     In determining base salary increases as well as total compensation, the Compensation Committee takes into account corporate and individual performance, inflation rates and the salary levels prevailing at the selected group of companies described above. Increases in base salaries are influenced by the performance of the Company and the individual as compared with established goals and objectives. Goals and objectives vary by individual and include the attainment of targeted levels of sales, net profits, earnings per share and return on shareholders' investment, as well as individual goals consisting of the attainment of strategic and operational initiatives (i.e., expansion of globalization, acquisitions/divestitures). For purposes of base salary increases, no particular weight is assigned to any goal.

     In determining the base salary of Mr. Longfield, the Compensation Committee weighed corporate and individual performance more heavily than inflation or analysis of competitive salary data.

     The Compensation Committee considers the recommendation of Mr. Longfield in approving the base salaries of Messrs. Smith, Weiland, Tumber and Bopp and all other executives whose base salaries exceed $150,000 annually. Goals and objectives for these individuals are based on the targeted levels described above for the Divisions or corporate staff functions for which they are responsible and on individual strategic and operational initiatives. Performance is weighed more heavily than inflation and competitive salary data.

     Each year, the Compensation Committee establishes a merit fund which is used to increase base salaries for professional and managerial employees. The amount of the merit fund is determined on the basis of an analysis of several industry specific and general, non-industry specific surveys which are conducted on an annual basis by consulting companies and trade associations. Individuals receive a salary increase paid out of the merit fund based on a formula which is designed to reward superior individual performance.

  Bonus Plans

     Awards under the Company's bonus plans are determined on the basis of the degree to which corporate and, in certain cases, group financial and individual, non-financial goals are attained.

     Actual incentive compensation awards may be either more or less than targeted amounts depending on actual results compared with corporate and group and individual performance measures. Thus, the Company's incentive plans create a direct link between pay and performance.

     At the beginning of each year, the Board of Directors, for corporate planning purposes and in consultation with the management of the Company, approves certain financial targets for the Company, including an earnings per share target. The earnings per share target then becomes the critical financial indicator used by the Compensation Committee in determining awards under the Company's bonus plans for Mr. Longfield and the other executive officers, other than Group Presidents whose bonuses are determined as described below. All bonuses are based on operational results exclusive of items of an unusual and/or non-recurring nature.

                                        7
<PG$PCN>

     Certain executive officers of the Company, including the Named Executive Officers, receive their bonuses under the Company's 1994 Executive Bonus Plan. Bonuses under this plan for 1997 were determined by reference to the degree to which the Company's earnings per share target for 1997 was achieved and, with respect to Group Presidents, including Mr. Weiland, with equal weight by reference to the degree to which the net income target established for their respective groups was achieved. In 1997, 92% of the Company's earnings per share target (exclusive of items of an unusual and/or non-recurring nature) was achieved and 102.4% of the net income target for the group of Mr. Weiland was achieved. In awarding bonuses to the Named Executive Officers, the Compensation Committee may grant less than, but not more than, the amounts determined pursuant to guidelines established pursuant to the 1994 Executive Bonus Plan.

     Except as set forth below, bonuses for the Company's other executive officers for 1997 were determined by reference to the degree to which the Company's earnings per share target for 1997 was achieved and the degree to which individual strategic and operational initiatives for 1997 were achieved. The Chairman and Chief Executive Officer establishes individual strategic and operational goals taking into account the executive's position in the Company and the executive's particular strengths and opportunities for improvement. Approximately 80% of the bonuses awarded to these executives in 1997 was based on the degree of achievement of the Company's earnings per share target, and approximately 20% was based on the degree of achievement of individual strategic and operational incentives. The executive officers of the Company who are responsible for quality control and regulatory and medical affairs did not participate in the Company's bonus plan.

  Restricted Stock Awards

     Under the Company's 1993 Long Term Incentive Plan, as amended and restated, in 1997 the Compensation Committee granted restricted stock to selected executive officers, including the Named Executive Officers. Restricted stock vests in accordance with a schedule specified by the Compensation Committee.

     Certain grants of restricted stock ("Performance Shares") vest based upon appreciation in the price of the Company's Common Stock. With respect to such grants made in 1997, 50% of the Performance Shares become eligible for vesting when the price of the Company's Common Stock reaches $42.00 per share and the average of the closing prices of the Company's Common Stock during the following 30 day period is at least $42.00 per share. The remaining 50% of the Performance Shares become eligible for vesting when the price of the Company's Common Stock reaches $48.00 per share and the average of the closing prices of the Company's Common Stock during the following 30 day period is at least $48.00 per share. Performance Shares vest five years after becoming eligible for vesting. Performance Shares which do not become eligible for vesting within three years of their date of grant are forfeited.

     Restricted stock is combined with other long-term incentives to target total compensation for long-term incentives at slightly above the average but below the high end of the selected group of companies described above. The formula for determining the number of shares of restricted stock other than Performance Shares granted to each individual is a multiple of base salary weighted for attainment of goals and objectives and divided by the share price on the date of grant. Executive officers may receive more or less than the targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans." The number of Performance Shares granted to each individual is determined by the Compensation Committee. All grants of restricted stock to the Named Executive Officers in 1997 were grants of Performance Shares.

  Stock Options

     Under the Company's 1993 Long Term Incentive Plan, as amended and restated, in 1997 the Compensation Committee granted stock options to selected executive officers, including the Named Executive Officers. The Compensation Committee granted limited stock appreciation rights, which may only be exercised in the event of a change of control of the Company, in tandem with all stock options granted to

                                        8
<PG$PCN>

executive officers. Stock options vest in accordance with a schedule specified by the Compensation Committee.

     Certain grants of stock options ("Performance Options") become exercisable based, in part, upon appreciation in the price of the Company's Common Stock. With respect to such grants made in 1997, 50% of the Performance Options become exercisable when the price of the Company's Common Stock reaches $42.00 per share and the average of the closing prices of the Company's Common Stock during the following 30 day period is at least $42.00 per share. The remaining 50% of the Performance Options become exercisable when the price of the Company's Common Stock reaches $48.00 per share and the average of the closing prices of the Company's Common Stock during the following 30 day period is at least $48.00 per share. If the Performance Options do not become exercisable as described above within three years of the date of grant, the Performance Options will vest on the ninth anniversary of the date of grant.

     Stock options are combined with other long-term incentives to target total compensation for long-term incentives at slightly above the average but below the high end of the selected group of companies described above. In determining the number of options other than Performance Options granted to each individual, the Compensation Committee uses a multiple of base salary divided by the share price on the date of grant. Executive Officers may receive more or less than targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans." The number of Performance Options granted to each individual is determined by the Compensation Committee. None of the grants of stock options to the Named Executive Officers in 1997 were grants of Performance Options.

     The Company uses the Black-Scholes method to determine the potential value of stock options.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as amended and restated, have been structured such that annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company's most senior executives should constitute qualifying performance-based compensation under Section 162(m). The Company's shareholders have approved both such plans. However, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deduction under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee's business judgment such award would be in the best interest of the Company. The Compensation Committee believes that all compensation reported in the Summary Compensation Table below for 1997 should be deductible under the Internal Revenue Code.

                                          THE COMPENSATION COMMITTEE
                                          Robert P. Luciano, Chairman
                                          Joseph F. Abely, Jr.
                                          William T. Butler, M.D.
                                          Tony L. White

                                        9
<PG$PCN>

SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning compensation paid to the Named Executive Officers during the last three fiscal years.

                                             ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                       --------------------------------   ---------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                          -----------------------   -------
                                                              OTHER       RESTRICTED   SECURITIES
                                                              ANNUAL        STOCK      UNDERLYING    LTPIP     ALL OTHER
           NAME AND                    SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
      PRINCIPAL POSITION        YEAR     ($)       ($)        ($)(1)        ($)(2)       (#)(3)     ($)(4)       ($)(5)
      ------------------        ----   -------   -------   ------------   ----------   ----------   -------   ------------
William H. Longfield..........  1997   650,000   286,000      19,110        -0-(6)       55,980     32,893      209,476
  Chairman and Chief Executive  1996   625,000   287,500      18,018       263,812       67,048     34,426      206,864
  Officer                       1995   575,000   310,500      16,926       303,747       74,220     53,999      193,826
Benson F. Smith...............  1997   428,525   174,600      11,200        -0-(6)       23,060     15,135       40,282
  President and Chief           1996   416,000   175,500      10,560       124,687       27,892     29,568       37,877
  Operating Officer             1995   374,256   198,000       9,920       359,164       29,360     27,692       34,625
John H. Weiland*..............  1997   280,833   116,300         -0-        -0-(6)       12,212        -0-       13,084
  Group President               1996   208,333    76,100         -0-       119,140       21,432        -0-        9,250
William T. Tumber.............  1997   292,056    97,300       9,100        -0-(6)       12,624     14,126        7,710
  Senior Vice President         1996   274,275    44,800       8,580        47,906       11,856     27,456       31,027
                                1995   246,925    78,000       8,060        56,822       12,452     25,714       76,749
William C. Bopp...............  1997   264,150    96,900       5,250        -0-(6)        9,600     11,704       53,638
  Executive Vice President and  1996   254,000    97,400       4,950        51,516       11,612     12,250       53,077
  Chief Financial Officer       1995   226,057   109,800       4,650       203,742       12,260     11,472       47,742

---------------

  * Prior to March 1, 1996, Mr. Weiland was not affiliated with the Company.

(1) All of these amounts represent dividend equivalents paid under the Long Term Performance Incentive Plan ("LTPIP"). No grants have been made under this Plan since January 1, 1993.

(2) As of December 31, 1997: William H. Longfield held an aggregate of 37,750 shares of restricted stock with an aggregate value of $1,181,952; Benson F. Smith held an aggregate of 23,560 shares of restricted stock with an aggregate value of $737,663; John H. Weiland held an aggregate of 3,410 shares of restricted stock with an aggregate value of $106,767; William T. Tumber held an aggregate of 7,690 shares of restricted stock with an aggregate value of $240,773; and William C. Bopp held an aggregate of 12,180 shares of restricted stock with an aggregate value of $381,355. The foregoing numbers of shares and amounts and the amounts in the table exclude holdings and grants of Performance Shares (as defined above under "Executive Compensation -- Compensation Committee Report -- Restricted Stock Awards"). See footnote (6) below.

    Dividends are paid on all shares of restricted stock.

(3) Grants consist of stock options with attached limited rights exercisable in the event of a change of control. See "Certain Compensation Arrangements" below for a description of the material features of the limited stock appreciation rights.

(4) The dollar amounts for 1997, 1996 and 1995 were derived by multiplying the number of vested performance units by $10.09, $10.56 and $9.89, respectively, the book values of a share of the Common Stock of the Company at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. These payouts are not made until the employee retires or otherwise leaves employment with the Company. No grants have been made under this Plan since January 1, 1993.

(5) As required by the rules of the Securities and Exchange Commission, the amounts reflected in this column include the annual accruals to the employees' accounts under the Supplemental Insurance/Retirement Plan. Under this plan, the annual accruals are disproportionately higher in the later years of an employee's participation in order to create an incentive to an executive to continue employment with the Company until at least age 62 when accruals cease. The Company believes that a more realistic reflection of the accruals under the Supplemental Insurance/Retirement Plan is the actuarial average, over the years of an executive's participation in the plan, of the aggregate expected accruals under the plan. On this basis, the actuarial average accrual amounts for Messrs. Longfield, Smith, Weiland, Tumber and Bopp would be 130,029, 44,404, 16,070, 34,871 and 31,173, respectively, in
    1997, $121,922, $35,953, $9,817, $32,288 and $27,588, respectively, in 1996 and $111,158, $31,878, $0, $31,574 and $24,554, respectively, in 1995, as opposed to the amounts shown in the column.

                                       10
<PG$PCN>

    For William H. Longfield, the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $198,810 accrued under the Supplemental Insurance/Retirement Plan and $6,666 which, net of tax, is reimbursement for insurance premiums paid under such later plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $197,738 accrued under the Supplemental Insurance/Retirement Plan and $5,376 which, net of tax, is reimbursement for insurance premiums paid under such the Supplemental Insurance/Retirement Plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $185,680 accrued under the Supplemental Insurance/Retirement Plan and $4,396 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For Benson F. Smith, the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $33,886 accrued under the Supplemental Insurance/Retirement Plan and $2,396 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $32,374 accrued under the Supplemental Insurance/Retirement Plan and $1,753 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $29,424 accrued under the Supplemental Insurance/Retirement Plan and $1,451 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For John H. Weiland, the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $9,084 accrued under the Supplemental Insurance/Retirement Plan; the 1996 amount in the column represents Company contributions of $3,392 under the Retirement Savings Plan and $5,500 accrued under the Supplemental Insurance/Retirement Plan.

    For William T. Tumber, the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $3,710 which, net of tax, is reimbursement for insurance premiums paid under the Supplemental Insurance/Retirement Plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $24,078 accrued under the Supplemental Insurance/Retirement Plan and $3,199 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $70,210 accrued under the Supplemental Insurance/Retirement Plan and $2,709 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

    For William C. Bopp, the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $47,671 accrued under the Supplemental Insurance/Retirement Plan and $1,967 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $47,904 accrued under the Supplemental Insurance/Retirement Plan and $1,423 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1995 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $42,830 accrued under the Supplemental Insurance/Retirement Plan and $1,162 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

(6) All grants of restricted stock awards in 1997 to the Named Executive Officers were grants of Performance Shares. As of December 31, 1997: William
    H. Longfield held 50,000 Performance Shares with a value of $1,565,500; Benson F. Smith held 30,000 Performance Shares with a value of $939,300; John H. Weiland held 10,000 Performance Shares with a value of $313,100; William T. Tumber held 10,000 Performance Shares with a value of $313,100; and William C. Bopp held 10,000 Performance Shares with a value of $313,100. No Performance Shares were granted in 1996 or 1995. For a discussion of the terms upon which such Performance Shares vest, see "Executive
    Compensation -- Compensation Committee Report -- Restricted Stock Awards."

    Dividends are paid on all Performance Shares.

CERTAIN COMPENSATION ARRANGEMENTS

     The Company has an agreement with Mr. Longfield which provides for benefits upon any termination of employment within three years after a change of control (defined to include the acquisition by a person or a group of 20% or more of the voting power of the Company's stock or a change in the members of the Board of Directors such that the continuing directors cease to constitute a majority of the Board of Directors during a two-year period). This agreement expires three years after any change of control, but under certain circumstances may be terminated by the Board of Directors prior to any change of control and will expire immediately upon the earlier of Mr. Longfield's death, permanent disability or termination of employment for cause. Benefits include (i) severance pay of three times the sum of Mr. Longfield's highest base salary and his average annual bonus during the three years prior to severance and (ii) continued participation in the Company's benefit plans for one year (or, if such participation is not possible, provision for substantially similar benefits). The Company has similar agreements with Messrs. Smith, Weiland, Tumber and Bopp and eight other executive officers. In addition, the Company has entered into a Supplemental Executive Retirement Agreement with Mr. Longfield which provides for additional benefits each year for a period of fifteen years to Mr. Longfield generally equal to (i) 50% of his salary and bonus averaged over the five completed calendar years which provide the highest average of all the completed calendar years ending before
                                       11
<PG$PCN>

the time Mr. Longfield becomes entitled to benefits under such agreement minus
(ii) an amount equal to the annual payment that would be made to Mr. Longfield if the sum of benefits to which Mr. Longfield is entitled under the Company's qualified and non-qualified pension plans (as of the date benefits under the agreement commence) were converted into an actuarially equivalent 15-year installment payment of benefits. Benefits under this plan commence upon death, disability, termination other than by reason of discharge for cause, voluntary retirement on or after age 62 or voluntary retirement within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as described above.

     The Company provides supplemental annuities to certain officers, including the Named Executive Officers, and other key employees for a fifteen-year period commencing on retirement pursuant to the Supplemental Insurance/Retirement Plan or, with respect to officers, following a termination of employment within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield.

     The Company's 1993 Long Term Incentive Plan, as amended and restated, provides that the Compensation Committee may grant limited stock appreciation rights entitling the holder thereof to surrender to the Company, under certain circumstances, such rights in exchange for cash as described below. A limited stock appreciation right can only be exercised within the sixty-day period commencing upon the date of the first public disclosure of a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield. Limited stock appreciation rights are exercisable whether or not the holder thereof is then employed by the Company. Upon exercise of a limited stock appreciation right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the shares of the Common Stock of the Company with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock of the Company paid in such transaction or transactions during the sixty-day period up to the date of exercise over the option price of such shares.

     Stock options granted under the Company's prior stock option plans; stock options, stock appreciation rights and restricted stock granted under the Company's 1993 Long Term Incentive Plan, as amended and restated; and performance units (representing the right to future cash payments based on the per share net book value of the Company's Common Stock) granted under the Company's Long Term Performance Incentive Plan, vest immediately upon the occurrence of a change of control (defined in substantially the same manner as in the agreements with Mr. Longfield).

COMPENSATION OF OUTSIDE DIRECTORS

  Fees and Deferred Compensation

     Non-employee directors receive a $26,000 annual retainer plus $1,200 per Board meeting attended and an additional $1,200 per committee meeting attended, except for committee chairmen who receive a committee meeting fee of $2,400 for each committee meeting chaired. Under the Deferred Compensation Agreement for Non-Employee Directors, all or a portion of such fees may be deferred at the election of the director, and any amount so deferred is valued at the election of the director either (i) as if invested in an interest-bearing account or (ii) as if invested in units which are valued as if such units were Common Stock of the Company (phantom stock shares). Deferred fees are payable in cash, in installments or as a lump sum upon termination of services as a director. Directors who are also employees do not receive any fees as directors for attendance at Board and committee meetings.

  1988 Directors Stock Award Plan, as Amended

     Under the Company's 1988 Directors Stock Award Plan, as amended (the "1988 Plan"), directors who are not employees of the Company are awarded additional compensation in the form of shares of Common Stock of the Company and options to purchase shares of Common Stock of the Company.

                                       12
<PG$PCN>

     In October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right to receive 200 shares of Common Stock of the Company during each year of the director's term. However, such director is not entitled to any such installment of shares in the event that for any reason such director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise be transferable under the 1988 Plan. The 1988 Plan provides that no shares of Common Stock awarded to a non-employee director under the 1988 Plan may be disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; however, such transfer restriction ceases to apply upon the death or permanent disability of the non-employee director.

     In July of each year, each non-employee director is granted an option to purchase 600 shares of Common Stock of the Company. Such options have a ten-year term and become exercisable with respect to 200 shares of Common Stock of the Company subject thereto on each of the first three anniversaries following the date of grant. The purchase price per share of Common Stock of the Company purchased under an option granted pursuant to the 1988 Plan shall not be less than the mean between the high and low sale price on the New York Stock
Exchange -- Composite Tape on the date the option was granted.

     If a non-employee director shall, by reason other than death or retirement, cease to be a member of the Board of Directors of the Company while holding an outstanding option, such non-employee director shall be permitted to exercise such option within sixty days from the day he or she ceased to be a member of the Board of Directors; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board of Directors. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors of the Company while holding an outstanding option, such option shall be exercisable to the extent, and during the period, that such option would, but for his or her death, have otherwise been exercisable by such non-employee director. If a non-employee director shall cease to be a member of the Board of Directors of the Company by reason of retirement while holding an outstanding option, such non-employee director shall be permitted to exercise such option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall die while holding an outstanding option, and at the time of death, such option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the option.

     The directors have adopted, subject to shareholder approval, amendments to the 1988 Plan. See Proposal No. 4, below.

  Stock Equivalent Plan for Outside Directors

     On December 11, 1996, the Board of Directors approved the Stock Equivalent Plan for Outside Directors (the "Stock Equivalent Plan"), effective January 1, 1997, to replace a retirement income plan formerly maintained by the Company. Pursuant to the Stock Equivalent Plan, on December 31 of each year, commencing December 31, 1997, each non-employee director of the Company is credited with a number of units equal to (i) the sum of (A) the annual retainer for non-employee directors then in effect and (B) 12 times the per meeting fee for non-employee directors then in effect, divided by (ii) the average of the high and low selling prices of the Common Stock of the Company on the New York Stock Exchange on such date. Upon termination of service as a non-employee director, a participant in the Stock Equivalent Plan who shall have served on the Board of Directors for at least five years shall become entitled to receive an amount in cash equal to the product of (i) the number of units credited to such participant and (ii) the average of the closing prices of the Common Stock of the Company on the New York Stock Exchange during the six-month period immediately preceding such participant's termination of service, payable in installments over that number of years equal to the number of full or partial years of such participant's service on the Board of Directors. In the
                                       13
<PG$PCN>

event of a change of control of the Company (defined substantially the same as under "Certain Compensation Arrangements" above), participants in the Stock Equivalent Plan become entitled to receive benefits thereunder. In the event of a participant's death, his or her surviving spouse shall receive the same benefits that such director would have received had he or she survived.

     The Company formerly maintained a retirement income plan for non-employee directors who served on the Board of Directors for at least five years. Upon retirement, such directors became entitled to receive annual payments equal to an amount composed of the annual retainer together with an amount based upon the annual meeting fees in effect at the time of retirement. Such payments were made for that number of years equal to the number of full or partial years of service on the Board of Directors. In the event of the retired director's death, his or her surviving spouse became entitled to receive the same benefits that such director would have received had he or she survived. Currently serving non-employee directors of the Company entitled to benefits accumulated under the retirement income plan elected either to have such benefits paid out upon retirement as provided under the former retirement income plan or to convert such benefits into share equivalent units under the Stock Equivalent Plan. The Company continues to make payments under the retirement income plan for the benefit of non-employee directors who retired prior to January 1, 1997 with at least five years of service on the Board of Directors.

  Related Transactions

     Regina Herzlinger, a member of the Company's Board of Directors, serves on the Board of Directors of Belmont Instrument Corporation ("Belmont"). In 1997, the Vascular Systems Division of the Company purchased from Belmont approximately $4,065,107 of a product developed by Belmont and distributed by the Company. Professor Herzlinger's husband, Dr. George Herzlinger, is the President and a director of Belmont, and the Herzlingers are its majority shareholders. The Company's business relationship with Belmont predates and is independent of Professor Herzlinger's election to the Company's Board of Directors. The Company's Board of Directors has determined that the contract between the Company and Belmont is fair and reasonable and in the best interest of the Company's shareholders. Professor Herzlinger excused herself from the meeting of the Board of Directors while such matter was discussed and such determination made.

     The Board of Directors has approved the Company's acquisition of certain assets of Belmont. The amount of the purchase price is performance based, and if all performance-based milestones are met, Belmont could realize up to $10,000,000. In addition, the Company expects to retain Dr. Herzlinger as a consultant on terms to be negotiated. Professor Herzlinger did not participate in, or contribute to, the analysis or consideration of the transaction by the Company's management or by Belmont, and Professor Herzlinger excused herself from that portion of the meeting of the Board of Directors during which the transaction was considered and approved.

     The purchase price was determined based on negotiations between Belmont and the Company, with various members of the Company's senior management participating. A condition to the consummation of the transaction is the receipt by the Board of Directors of a letter from a nationally-recognized investment banking firm as to the fairness of the purchase price.

                                       14
<PG$PCN>

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning options granted to the Named Executive Officers during the last fiscal year.

                                                      INDIVIDUAL GRANTS                         GRANT DATE
                                 -----------------------------------------------------------     VALUE(1)
                                   NUMBER OF                                                    -----------
                                   SECURITIES       % OF TOTAL
                                   UNDERLYING        OPTIONS
                                    OPTIONS         GRANTED TO     EXERCISE OR                  GRANT DATE
                                    GRANTED        EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
             NAME                    (#)(2)        FISCAL YEAR      ($/SHARE)        DATE        VALUE ($)
             ----                --------------    ------------    -----------    ----------    -----------
William H. Longfield...........      55,980            5.4           37.1563       7/9/2007       657,765
  Chairman and Chief Executive
  Officer

Benson F. Smith................      23,060            2.2           37.1563       7/9/2007       270,955
  President and Chief Operating
  Officer

John H. Weiland................      12,212            1.1           37.1563       7/9/2007       143,491
  Group President

William T. Tumber..............      12,624            1.2           37.1563       7/9/2007       148,332
  Senior Vice President

William C. Bopp................       9,600            0.9           37.1563       7/9/2007       112,800
  Executive Vice President and
  Chief Financial Officer

---------------

(1) The valuation calculations are solely for the purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercising price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) an expected volatility of 26.00% based on daily stock prices of the Company's Common Stock for the one-year period prior to the grant date; (b) a risk-free rate of return of 6.20%; (c) the Company's Common Stock five-year dividend yield of 2.00%; and (d) an expected option life of 6.25 years.

(2) Grants consist of stock options with attached limited stock appreciation rights which are exercisable in the event of a change of control. See "Certain Compensation Arrangements" above for a description of the material features of the limited stock appreciation rights. Options other than Performance Options become exercisable in four annual installments commencing one year after the date of grant and are exercisable at a price equal to the market price on the date of grant. Performance Options become exercisable based, in part, on appreciation in the price of the Company's Common Stock. For a discussion of the terms upon which Performance Options become exercisable, see "Executive Compensation -- Compensation Committee Report -- Stock Options."

                                       15
<PG$PCN>

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
VALUES

     The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of the Named Executive Officers' unexercised options.

                                                                                                  VALUE OF
                                                            NUMBER OF SECURITIES            UNEXERCISED IN-THE-
                              SHARES                       UNDERLYING UNEXERCISED             MONEY OPTIONS AT
                            ACQUIRED ON                   OPTIONS AT FY-END (#)(1)             FY-END ($)(1)
                             EXERCISE        VALUE       ---------------------------   ------------------------------
           NAME                 (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(2)
           ----             -----------   ------------   -----------   -------------   -----------   ----------------
William H. Longfield......       -0-            -0-        255,586        165,714       1,658,575        237,211
  Chairman and
  Chief Executive Officer

Benson F. Smith...........     5,776         66,311         95,149         67,191         599,891         91,241
  President and
  Chief Operating Officer

John H. Weiland...........       -0-            -0-          5,358         28,286             -0-            -0-
  Group President

William T. Tumber.........       -0-            -0-         36,507         31,181         173,011         37,165
  Senior Vice President

William C. Bopp...........    13,175        182,810         42,481         28,255         207,137         40,257
  Executive Vice President
  and Chief Financial
  Officer

---------------
(1) These options were granted over a period of years.

(2) Rounded value at $31.31 per share market price.

PENSION TABLE

     The table below sets forth the aggregate estimated annual retirement benefits payable under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan for employees retiring at normal retirement age (65) in 1997.

                                                     YEARS OF PARTICIPATION
    FIVE YEAR AVERAGE      --------------------------------------------------------------------------
      COMPENSATION            10         15         20         25         30         35         40
    -----------------      --------   --------   --------   --------   --------   --------   --------
$   50,000...............  $  7,000   $ 10,500   $ 14,000   $ 17,500   $ 21,000   $ 24,500   $ 28,000
   100,000...............    14,500     22,000     29,000     36,500     43,500     51,000     58,000
   150,000...............    22,000     33,000     44,000     55,000     66,000     77,000     88,000
   200,000...............    29,500     44,500     59,500     74,000     88,500    103,500    118,000
   250,000...............    37,000     55,500     74,000     92,500    111,000    129,500    148,000
   300,000...............    44,500     67,000     89,000    111,500    133,500    156,000    178,000
   400,000...............    59,500     89,500    119,000    149,000    178,500    208,500    238,000
   500,000...............    74,500    112,000    149,000    186,500    223,500    261,000    298,000
   600,000...............    89,500    134,500    179,000    224,000    268,500    313,500    358,000
   700,000...............   104,500    157,000    209,000    261,500    313,500    366,000    418,000
   800,000...............   119,500    179,500    239,000    299,000    358,500    418,500    478,000
   900,000...............   134,500    202,000    269,000    336,500    403,500    471,000    538,000
 1,000,000...............   149,500    224,500    299,000    374,000    448,500    523,500    598,000

     Under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan, benefits are determined on the basis of an employee's pensionable earnings, which include regular salary, commissions, bonuses, overtime pay and shift differentials. Annual bonus amounts reflected in the Summary Compensation Table relate to the year in which such bonuses were accrued and are not included

                                       16
<PG$PCN>

in the calculation of annual compensation for purposes of the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan until the succeeding year.

     The estimated credited full years of service for Messrs. Longfield, Smith, Weiland, Tumber and Bopp are 8, 17, 1, 17 and 16, respectively. The estimated annual retirement benefits payable are based on employer contributions on a lifetime annuity basis to persons whose highest average compensation over a period of five consecutive years of service are in the indicated classifications. The benefits listed in the table are not subject to deductions for Social Security or any other offset amounts.

     Under the Supplemental Executive Retirement Agreement between the Company and Mr. Longfield described above under "Certain Compensation Arrangements," if Mr. Longfield were to retire at age 62, his estimated annual benefit at such time would be approximately $150,000 annually more than the estimated value of the Company's qualified and non-qualified pension plans available to Mr. Longfield at such age.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Medical Products & Supplies Index over the same period. The graph assumes the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Medical Products & Supplies Index on December 31, 1992 and that all dividends were reinvested.

        Measurement Period                                Hlth Care(Med
      (Fiscal Year Covered)         'C. R. Bard, Inc'     PDS&Supp)-500       S&P 500 Index
1992                                        100                 100                 100
1993                                      77.81               76.26              110.06
1994                                      85.12               90.43              111.53
1995                                     103.86              152.85              153.45
1996                                      92.04              175.42              188.68
1997                                     105.27              218.71              251.63

                                       17
<PG$PCN>

                PROPOSAL NO. 2 -- APPROVAL OF THE 1998 EMPLOYEE
                    STOCK PURCHASE PLAN OF C. R. BARD, INC.

     The Board of Directors has approved, subject to shareholder approval, the 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. (the "Employee Purchase Plan"), effective July 1, 1998. The purpose of the Employee Purchase Plan is to provide eligible employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock and, thus, to develop a stronger incentive to work for the long-term success of the Company. The Employee Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The description of the Employee Purchase Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Employee Purchase Plan itself. The complete text of the Employee Purchase Plan is attached as Exhibit A to this Proxy Statement.

DESCRIPTION OF THE EMPLOYEE PURCHASE PLAN

     ADMINISTRATION. The Employee Purchase Plan is administered by a plan administrator. The plan administrator will have authority to make rules and regulations for the administration of the plan and its interpretations, and decisions with regard to the plan and such rules and regulations will be final and conclusive. It is intended that the Employee Purchase Plan shall at all times meet the requirements of Section 423 of the Code, if applicable, and the plan administrator will, to the extent possible, interpret the provision of the Employee Purchase Plan so as to carry out such intent.

     ELIGIBILITY. Each employee of the Company or any domestic subsidiary, and each employee of a foreign subsidiary to which the Retirement Committee of the Company extends the Employee Purchase Plan, except for employees whose customary employment is for less than five months per calendar year or for less than 20 hours per week, will be eligible to participate in the Employee Purchase Plan.

     STOCK SUBJECT TO PLAN. The aggregate number of shares which may be sold under the Employee Purchase Plan is 500,000, subject to adjustment in certain circumstances. The Company will make open-market purchases to provide shares of Common Stock for purchase under the Employee Purchase Plan. If sufficient shares are not available through open-market purchases, the Company will sell treasury shares or issue authorized but unissued shares.

     PARTICIPATION IN THE PLAN. Eligible employees may participate in the Employee Purchase Plan by completing and filing with the Company or its designated recordkeeper an election form which authorizes payroll deductions from the employee's compensation. This deduction will start on the first January 1 or July 1 (each, a "grant date") after the filing of the form as elected by the employee, and shall continue until the employee terminates participation or the Employee Purchase Plan is terminated. Eligible employees may participate only through payroll deductions.

     Notwithstanding the foregoing, an employee will not be permitted to participate in the Employee Purchase Plan on any grant date if such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

     PAYROLL DEDUCTIONS. Payroll deductions will be made from the compensation paid to each participant for each payroll period in such whole percentage from 1% to 10% as the participant authorizes in such participant's election form.

     TERMINATION OF PARTICIPATION IN PLAN. A participant may, at any time and for any reason, voluntarily terminate participation in the Employee Purchase Plan by written notification of withdrawal delivered to the appropriate payroll office. The participant's payroll deductions under the plan will cease as soon as practicable following delivery of such notice. A participant's participation in the Employee Purchase Plan will be terminated upon termination of such participant's employment with the Company and its subsidiaries for any reason. If the former participant remains employed by the Company or any of its subsidiaries after termination of participation in the Employee Purchase Plan, any payroll deductions credited to such participant's plan

                                       18
<PG$PCN>

account shall be used to purchase shares of Common Stock on the next purchase date. If the former participant is no longer employed by the Company or any of its subsidiaries after termination of participation in the plan, any payroll deductions credited to such participant's plan account will be paid to such participant in cash as soon as practicable following termination of employment. An employee whose participation in the Employee Purchase Plan is terminated may rejoin the Employee Purchase Plan by filing a new election form.

     PURCHASE OF SHARES. On each grant date, each participant will be deemed to have been granted an option. On each June 30 and December 31 (or the following business day if such date is not a business day) (each, a "purchase date"), each participant will be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the purchase price into the balance in the participant's plan account on the purchase date. Unless the plan administrator decides before a grant date that a different price applies, the purchase price shall be 85% of the lesser of the fair market value of the Common Stock on the grant date or the purchase date. Any amount remaining in the participant's plan account will be carried forward to the next purchase date unless the plan account is closed. As soon as practicable after each purchase date, a statement will be delivered to each participant which will include (i) the number of shares of Common Stock purchased on the purchase date on behalf of such participant; (ii) the purchase price per share; (iii) the total amount of cash transferred to the participant's account by payroll deduction and (iv) the amount of cash in the participant's account that will be carried forward. A stock certificate for whole shares of Common Stock in a participant's plan account will be issued upon request of the participant at any time after such shares have been held in such participant's plan account for a period of six months. Notwithstanding the preceding sentence, if the participant's employment with the Company and its subsidiaries terminates, a stock certificate for whole shares of Common Stock in such participant's plan account will be issued as soon as administratively feasible thereafter. A cash payment will be made for any fraction of a share in such account, if necessary to close the account.

     RIGHTS AS A SHAREHOLDER. As of the purchase date, a participant will be treated as record owner of such participant's shares purchased pursuant to the Employee Purchase Plan. Each participant will be required to advise the Company promptly if the participant disposes of any shares of Common Stock purchased under the Employee Purchase Plan if such disposition is within two years of the grant date immediately preceding the participant's purchase of such shares.

     APPLICATION OF FUNDS. All funds of participants received or held by the Company under the Employee Purchase Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

     ADJUSTMENTS IN CASE OF CHANGES AFFECTING SHARES. In the event of a subdivision or consolidation of outstanding shares of Common Stock or the payment of a stock dividend, the number of shares approved for the Employee Purchase Plan will be increased or decreased proportionately, and such other adjustment will be made as may be deemed equitable by the plan administrator. In the event of any other change affecting the Common Stock, such adjustment will be made as is deemed equitable by the plan administrator to give proper effect to such event.

     AMENDMENT AND TERMINATION. The plan administrator may, at any time or from time to time, amend or modify the Employee Purchase Plan; provided, however, that no amendment will be made increasing or decreasing the number of shares authorized for the Employee Purchase Plan other than adjustments made in the case of changes affecting shares described above or the termination of the Employee Purchase Plan described below. Except to conform the Employee Purchase Plan to the requirements of the Code, no amendment will be made which would cause the Employee Purchase Plan to fail to meet the applicable requirements of
Section 423 of the Code.

     The Employee Purchase Plan will terminate upon the earlier of (i) the termination of the Employee Purchase Plan by the Board of Directors as specified below or (ii) the date no more shares remain to be purchased under the Employee Purchase Plan. The Board of Directors may terminate the Employee Purchase Plan as of any date, and the date of termination will be deemed a purchase date. If on such purchase date participants in the aggregate have options to purchase more shares of Common Stock than are available for purchase under the Employee Purchase Plan, each participant will be eligible to purchase a reduced number
                                       19
<PG$PCN>

of shares of Common Stock on a pro rata basis, and any excess payroll deductions will be returned to participants, all as provided by rules and regulations adopted by the plan administrator.

     GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock pursuant to the Employee Purchase Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     WITHHOLDING. The Company reserves the right to withhold from stock or cash distributed to a participant any amounts which it is required by law to withhold.

     SALE OF COMPANY. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding option be assumed or an equivalent right to purchase stock of the successor or purchaser corporation be substituted by the successor or purchaser corporation, unless the Employee Purchase Plan is terminated.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences relating to the Employee Purchase Plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below.

     The Employee Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Employee Purchase Plan is subject to shareholder approval, as required by Section 423. Under the Code, no taxable income is generally recognized by a participant either as of the grant date or as of the purchase date. Depending upon the length of time the acquired shares are held by the participant, the federal income tax consequences will vary. If the shares are held for a period of two years or more from the grant date and for at least one year from the purchase date (the "Required Period"), and are sold at a price in excess of the purchase price paid by the participant for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date exceeded the purchase price or (ii) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the Required Period and are sold at a price less than the purchase price paid by the participant for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to any deduction for federal income tax purposes for shares held for the Required Period that are subsequently sold by the participant, whether at a gain or loss.

     If a participant disposes of shares within the Required Period (a "Disqualifying Disposition"), the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the purchase date, and the Company will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a participant makes a Disqualifying Disposition at a price in excess of the purchase price paid by the participant for the shares, the participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date. Alternatively, if a participant makes a Disqualifying Disposition at a price less than the fair market value of the shares on the purchase date, the participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase date and the selling price of the shares. The Company will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a Disqualifying Disposition.

OTHER INFORMATION

     As of December 31, 1997, approximately 8,000 employees of the Company and its subsidiaries would have been eligible for participation in the Employee Purchase Plan. Because the benefits conveyed under the Employee Purchase Plan are contingent upon, among other things, the amount of contributions participating

                                       20
<PG$PCN>

employees make on a voluntary basis, it is not possible to predict what benefits eligible employees will receive under the Employee Purchase Plan.

ADOPTION OF THE EMPLOYEE PURCHASE PLAN

     The Company believes that its best interests will be served by the adoption of the Employee Purchase Plan. The Board of Directors approved the Employee Purchase Plan at its meeting held on February 11, 1998.

     Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

         PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO THE 1993 LONG TERM
           INCENTIVE PLAN OF C. R. BARD, INC., AS PREVIOUSLY AMENDED

     The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's 1993 Long Term Incentive Plan, as previously amended (the "1993 Plan"), to provide for an increase in the number of shares authorized to be issued under the 1993 Plan from 4,100,000 to 5,500,000.

     Under the 1993 Plan, originally adopted by shareholders at the 1993 Annual Meeting of Shareholders and amended by an amendment approved by shareholders at the 1996 Annual Meeting of Shareholders, the maximum number of authorized shares of Common Stock that may be issued under the 1993 Plan is 4,100,000 shares. As of December 31, 1997, approximately 125,000 shares of Common Stock remained available under the 1993 Plan. As a result of the limited number of shares of Common Stock remaining available for the 1993 Plan, the shareholders are requested to authorize additional shares of Common Stock under the 1993 Plan to cover anticipated awards to be granted by the Company in the future in accordance with its normal compensation practices.

     The Company believes that the 1993 Plan has helped it to attract and retain the services of selected key employees of the Company and its subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Company and its subsidiaries by enabling the Company to offer a variety of long-term incentive awards. The description of the 1993 Plan (as proposed to be amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1993 Plan itself. The complete text of the 1993 Plan (as proposed to be amended) is attached as Exhibit B to this Proxy Statement.

DESCRIPTION OF THE 1993 PLAN

     ADMINISTRATION. The 1993 Plan is administered by the Compensation Committee, which consists of disinterested, non-employee directors.

     ELIGIBILITY. Participants in the 1993 Plan are selected by the Compensation Committee from key employees of the Company and its subsidiaries who are in a position to have a material impact on the results of operations of the Company and its subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be made under the 1993 Plan. The maximum number of shares to which options or stock appreciation rights (including limited stock appreciation rights issued in tandem with options) may be granted under the 1993 Plan during each calendar year to any given participant is 400,000 shares; the maximum dollar amount of Performance-Based Awards that may be granted under the 1993 Plan during each calendar year to any given participant may not exceed $500,000.

     DETERMINATION AND MAXIMUM NUMBER OF AWARDS. Awards under the 1993 Plan shall be in the form of stock options, restricted stock, stock awards, unrestricted stock and stock appreciation rights. The total number of shares of Common Stock which may be granted under the 1993 Plan shall not exceed 5,500,000.
                                       21
<PG$PCN>

The maximum number of shares of Common Stock that may be granted as awards of restricted stock, stock awards and unrestricted stock in any calendar year shall not exceed 40% of the total number of shares of Common Stock granted or subject to awards granted under the 1993 Plan during such year. The Compensation Committee has exclusive power to determine the amount of, and method for determining, awards.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Compensation Committee may award to selected key employees incentive stock options and non-qualified stock options with or without stock appreciation rights. Except as specifically set forth in the grant thereof, options may be awarded with terms ranging from one to ten years and no option will be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting options to any participant under the 1993 Plan, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of Common Stock on the day the option is granted. The aggregate fair market value, determined as of the day an option is granted, of the Common Stock for which any employee may be awarded incentive stock options which are first exercisable by the employee during any calendar year under the 1993 Plan or any other stock option plan maintained by the Company or any of its subsidiaries may not exceed $100,000.

     An option may be exercised by paying the exercise price by certified or bank cashier's check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of an option shall be added to the general funds of the Company and used for general corporate purposes.

     If an employee ceases to be an employee because of retirement, an option held by such employee shall remain exercisable after cessation of employment for three months, if an incentive option, or three years, if a non-qualified option, to the extent such option was otherwise exercisable at the time of retirement. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding options which would not otherwise be exercisable on the date of retirement. If an employee ceases to be an employee because of death, an option held by such employee shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If an employee ceases to be an employee because of termination other than by reason of death or retirement, an option held by such employee shall remain exercisable for 60 days, to the extent such option was otherwise exercisable at the time of termination. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding options which would not otherwise be exercisable on the date of termination. Upon the occurrence of a change of control of the Company, all outstanding options which are not then exercisable shall become exercisable in full immediately. In no event shall an option be exercisable beyond the end of the option period.

     The Compensation Committee may grant stock appreciation rights. Stock appreciation rights entitle an employee to receive Common Stock or, with the consent of the Compensation Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the employee could exercise an option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of non-qualified stock options. Stock appreciation rights shall be exercisable on the same terms as the options with which they are paired, and an employee may choose to exercise either an option or the related stock appreciation right. The exercise of one terminates the other.

     The Compensation Committee may, in its discretion, grant limited stock appreciation rights that may only be exercised during the 60-day period commencing upon the date of the first public disclosure of a change of control of the Company. Such limited stock appreciation rights shall be exercisable whether or not the holder is then employed by the Company. Upon exercise of a limited stock appreciation right, the employee shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the Common Stock with respect to which the limited stock appreciation right was exercised over the option price of such

                                       22
<PG$PCN>

shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the exercise period of the limited stock appreciation right up to the date of exercise over the option price of such shares.

     RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK. An award of restricted stock to an employee entitles the employee to receive the number of shares of Common Stock specified by the Compensation Committee. An award of restricted stock will vest in accordance with a schedule specified by the Compensation Committee. Except as otherwise provided by the Compensation Committee, an employee receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of an employee's restricted stock, such employee ceases to be an employee of the Company or any of its subsidiaries for any reason other than death or retirement, the Compensation Committee may accelerate the vesting of all unvested restricted stock to the date of cessation of employment. If the Compensation Committee does not accelerate the vesting of restricted stock held by such employee, such unvested restricted stock shall be forfeited. If, prior to the vesting of an employee's restricted stock employment is terminated by reason of death or retirement, all restricted stock held by such employee shall be immediately vested on the date of such termination.

     The Compensation Committee may grant stock awards in its discretion to selected key employees of the Company and its subsidiaries. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Compensation Committee. No such installment will be delivered, if, prior to such delivery, the employee is terminated (except, in the discretion of the Compensation Committee, by reason of death or retirement).

     Upon the occurrence of a change of control of the Company (defined substantially in the same manner as in the agreement with Mr. Longfield, described under "Certain Compensation Arrangements" above), all restricted stock and stock awards shall vest and all restrictions on restricted stock shall expire.

     The Compensation Committee may grant awards of unrestricted Common Stock under the 1993 Plan to employees, which Common Stock is delivered to the employee on or about the award date and which is not subject to any restrictions.

     Certain awards of restricted stock, stock awards and unrestricted stock granted under the 1993 Plan may be granted in a manner which should be deductible by the Company under Section 162(m) of the Code. Such awards ("Performance-Based Awards") shall be based upon earnings per share, net income, group financial goals set forth in the Company's 1994 Executive Bonus Plan, return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of the Company's Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Compensation Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Compensation Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the 1993 Plan at any time, provided that it may not, without shareholder approval, increase the number of shares which may be acquired under the 1993 Plan, extend the term during which options may be granted under the 1993 Plan or reduce the exercise price below the fair market value of the Common Stock on the date on which an option was granted. No amendment or termination of the 1993 Plan shall deprive any participant of awards already made. No awards may be made under the 1993 Plan after April 20, 2003.

                                       23
<PG$PCN>

TAX STATUS OF 1993 PLAN AWARDS

     INTRODUCTION. The following discussion of the federal income tax status of awards under the 1993 Plan, as proposed to be amended and restated, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Employees may also be subject to certain state and local taxes which are not described below.

     INCENTIVE STOCK OPTIONS. If the option is an incentive stock option, no income shall be realized by the employee upon award or exercise of the option, and no deduction shall be available to the Company. If the Common Stock purchased upon the exercise of an incentive stock option is held by an employee for at least two years from the date of the award of such option and for at least one year after exercise, any resulting gain shall be taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the option price, shall be taxed at ordinary rates as compensation paid to the employee, and the Company shall be entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the stock at the time of exercise shall be taxed at capital gains rates.

     NON-QUALIFIED OPTIONS. If the option is a non-qualified option, no income shall be realized by the employee at the time of award of the option, and no deduction shall be available to the Company. At the time of exercise, ordinary income shall be realized by the employee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company shall receive a tax deduction for the same amount. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise shall be treated as either short-term, mid-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

     STOCK APPRECIATION RIGHTS. No income shall be realized by the employee at the time a stock appreciation right is awarded, and no deduction shall be available to the Company. When the right (including a limited stock appreciation right) is exercised, ordinary income shall be realized in the amount of the cash or Common Stock received by the employee, and the Company shall be entitled to a deduction of equivalent value.

     RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK. The Company shall receive a deduction and the employee shall recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the employee elects to pay such tax as may be then due not later than 30 days after the date of the transfer by the Company to the employee of a restricted stock award as permitted under Section 83(b) of the Code in which case both the Company's deduction and the employee's inclusion in income occur on the award date. The value of each installment of a stock award distributed to employees shall be taxable as ordinary income to such employees in the year in which such installment is received, and the Company will be entitled to a corresponding tax deduction. The value of shares of Common Stock of the Company awarded to employees as unrestricted stock will be taxable as ordinary income to such employees in the year received, and the Company will be entitled to a corresponding tax deduction.

OTHER INFORMATION

     As of December 31, 1997 fifteen executive officers and approximately 850 other officers and key employees were eligible for participation in the 1993 Plan. Because the benefits conveyed under the 1993 Plan are at the discretion of the Compensation Committee, it is not possible to predict what benefits eligible employees will receive in the future under the 1993 Plan. Grants of options under the 1993 Plan made during 1997 to the Named Executive Officers are shown under "Option Grants in Last Fiscal Year" above. Grants of restricted stock under the 1993 Plan during 1997 to the Named Executive Officers are shown under "Summary Compensation Table" above. During 1997, options to purchase a total of 230,624 shares of Common Stock, with a total dollar value of $8,569,134, were granted to executive officers under the 1993 Plan and options to purchase a total of 794,324 shares of Common Stock, with a total dollar value of $29,514,140, were granted to other officers and key employees under the 1993 Plan. Also during 1997, 5,470 shares of restricted stock other than Performance Shares and 130,000 Performance Shares, with a total dollar value of
                                       24
<PG$PCN>

$203,245 and $4,830,319, respectively, were granted to executive officers under the 1993 Plan, and 27,580 shares of restricted stock with a total dollar value of $1,024,770, none of which were Performance Shares, were granted to other officers and key employees under the 1993 Plan. On February 23, 1998 the mean between the high and low sales price of the Common Stock, as reported on the New York Stock Exchange, was $35.07.

ADOPTION OF AMENDMENT TO 1993 PLAN

     The Board of Directors believes that the Company's best interests will be served by amending the 1993 Plan to increase the number of shares authorized to be acquired under the 1993 Plan. The amendment to the 1993 Plan will enable the Company to be in a position to continue to grant long term incentive awards to officers and other key employees, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities.

     Approval of Proposal No. 3 requires the affirmative vote of a majority of the Company's Common Stock represented at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

         PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT TO THE 1988 DIRECTORS
          STOCK AWARD PLAN OF C. R. BARD, INC., AS PREVIOUSLY AMENDED

     The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's 1988 Directors Stock Award Plan, as previously amended (the "1988 Plan"), to (i) provide for an increase in the number of shares authorized to be issued under the 1988 Plan from 50,000 to 75,000; and
(ii) permit the granting of non-formula based awards to non-employee directors as described more fully below.

     Under the 1988 Plan, originally adopted by shareholders at the 1988 Annual Meeting of Shareholders and amended by an amendment approved by shareholders at the 1993 Annual Meeting of Shareholders, the maximum number of authorized shares of Common Stock that may be issued under the 1988 Plan is 50,000 shares. As of December 31, 1997, only 4,600 shares of Common Stock remained available under the 1988 Plan. As a result of the limited number of shares of Common Stock remaining available for the 1988 Plan, the shareholders are requested to authorize additional shares of Common Stock under the 1988 Plan to cover anticipated awards to be granted by the Company in the future.

     The 1988 Plan currently provides that in October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right to receive 200 shares of Common Stock of the Company during each year of the director's term. In addition each non-employee director who is serving as such on the second Wednesday of July of every year is granted one option to purchase 600 shares of Common Stock of the Company. In 1996, changes were made in the federal securities laws and regulations which would allow non-formula based awards to be awarded to non-employee directors pursuant to plans which comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. After review and deliberation, the Board of Directors determined that it was desirable to amend the 1988 Plan to permit the granting of non-formula based awards to non-employee directors. The shareholders are requested to authorize an amendment of the 1988 Plan providing for the granting of non-formula based awards to non-employee directors as described more fully below.

     The Company believes that the 1988 Plan has helped it to attract and retain highly qualified individuals to serve as directors of the Company and to align the non-employee directors' compensation more closely to the Company's performance and the shareholders' interests. The Company believes that the approval by the shareholders of the proposed amendment will help it to continue to do so. The description of the 1988 Plan (as proposed to be amended) set forth below is a summary, does not purport to be complete and is qualified in its

                                       25
<PG$PCN>

entirety by reference to the provisions of the 1988 Plan itself. The complete text of the 1988 Plan (as proposed to be amended) is set forth in Exhibit C to this Proxy Statement.

DESCRIPTION OF THE 1988 PLAN

     ADMINISTRATION. Except as otherwise described in the 1988 Plan, the 1988 plan will be administered by the Governance Committee of the Board of Directors (the "Governance Committee").

     ELIGIBILITY. Participants in the 1988 Plan are selected by the Governance Committee from non-employee directors of the Company. Participants may be selected and awards may be made at any time during the period that awards may be granted under the 1988 Plan.

     DETERMINATION AND MAXIMUM NUMBER OF AWARDS. Awards under the 1988 Plan will be in the form of stock options, restricted stock, stock awards, unrestricted stock and stock appreciation rights. The total number of shares of Common Stock subject to the 1988 Plan will be limited so that the aggregate number of shares which may be awarded under the 1988 Plan will not exceed 75,000 shares of Common Stock. Shares of Common Stock returned as a result of the forfeiture of stock awarded or the expiration or termination of options granted shall be available under the 1988 Plan. The Governance Committee has exclusive power to determine the amount of, and method for determining, awards.

     FORMULA-BASED STOCK OPTIONS AND STOCK AWARDS. On each second Wednesday in July each non-employee director of the Company on such dates will be granted one option to purchase 600 shares of Common Stock of the Company, provided, that from time to time the Governance Committee may specify that any formula-based option not yet granted shall be exercisable to purchase such lesser number of shares of Common Stock as the Governance Committee shall specify and that any such option shall become exercisable according to such schedule as the Governance Committee shall specify. All such formula-based options shall have a term of ten years and will become exercisable with respect to 200 shares of Common Stock subject thereto on each of the first three anniversaries following the date of grant. The exercise price per share of Common Stock with respect to each formula-based option shall not be less than 100% of the fair market value of a share of Common Stock on the day the formula-based option is granted.

     A formula-based option may be exercised by paying the exercise price by certified or bank cashier's check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of a formula-based option shall be added to the general funds of the Company and used for general corporate purposes.

     If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement, a formula-based option held by such non-employee director will remain exercisable after cessation of employment for three years to the extent such formula-based option was otherwise exercisable at the time of retirement. If a non-employee director ceases to be a non-employee director because of death, a formula-based option held by such non-employee director shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If a non-employee director ceases to be a non-employee director other than by reason of death or retirement, a formula-based option held by such non-employee director shall remain exercisable for 60 days, to the extent such formula-based option was otherwise exercisable at the time of termination. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors while holding an outstanding formula-based option, such option shall be exercisable to the extent, and during the period, that such formula-based option would, but for his or her death, have otherwise been exercisable by such non-employee director. In no event shall a formula-based option be exercisable beyond the end of the option period.

     Upon election of any non-employee director, he or she will be granted the right to receive 200 shares of Common Stock for each year or partial year remaining in his or her current term of directorship (other than a partial year resulting from the election of a non-employee director subsequent to the October 1 immediately preceding the annual meeting at which the term of office of such director will expire), provided, that from time to time the Governance Committee may specify that any subsequent grant shall be for the right to receive such lesser number of shares of Common Stock as the Governance Committee shall specify for each

                                       26
<PG$PCN>

such year or partial year. Any grant of shares of Common Stock to a non-employee director as described in the preceding sentence will be transferred on, or promptly following, the first business day in October during each year of such director's term of office. However, such non-employee director will not be entitled to any such installment of shares in the event that for any reasons such non-employee director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise have been transferable. No shares of Common Stock transferred to a non-employee director as a formula-based stock award may be sold, pledged, assigned, transferred or otherwise encumbered or disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; provided, however, that such transfer restriction shall cease to apply upon the death or permanent disability of the non-employee director.

     NONFORMULA-BASED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Governance Committee may award to non-employee directors non-qualified stock options with or without stock appreciation rights. Nonformula-based options may be awarded with terms ranging from one to ten years. Unless otherwise specifically set forth in the grant thereof no nonformula-based option will be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of nonformula-based options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the nonformula-based options granted are exercisable. Notwithstanding anything to the contrary, the Governance Committee may, when granting nonformula-based options to any non-employee director, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock with respect to each nonformula-based option shall not be less than 100% of the fair market value of a share of Common Stock on the day the nonformula-based option is granted.

     A nonformula-based option may be exercised by paying the exercise price by certified or bank cashier's check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of a nonformula-based option shall be added to the general funds of the Company and used for general corporate purposes.

     If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement, a nonformula-based option held by such non-employee director will remain exercisable after cessation of employment for three years to the extent such nonformula-based option was otherwise exercisable at the time of retirement. If a non-employee director ceases to be a non-employee director because of death, a nonformula-based option held by such non-employee director shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If a non-employee director ceases to be a non-employee director other than by reason of death or retirement, a nonformula-based option held by such non-employee director shall remain exercisable for 60 days, to the extent such nonformula-based option was otherwise exercisable at the time of termination. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors while holding an outstanding nonformula-based option, such option shall be exercisable to the extent, and during the period, that such nonformula-based option would, but for his or her death, have otherwise been exercisable by such non-employee director. In no event shall a nonformula-based option be exercisable beyond the end of the option period.

     The Governance Committee may grant stock appreciation rights. Stock appreciation rights entitle a non-employee director to receive Common Stock or, with the consent of the Governance Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the non-employee director could exercise a nonformula-based option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of nonformula-based stock options. Stock appreciation rights shall be exercisable on the same terms as the nonformula-based options with which they are paired, and a non-employee director may choose to exercise either a nonformula-based option or the related stock appreciation right. The exercise of one terminates the other.

     NONFORMULA-BASED RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK. An award of restricted stock to a non-employee director entitles the non-employee director to receive the number of shares of
                                       27
<PG$PCN>

Common Stock specified by the Governance Committee. An award of restricted stock will vest in accordance with a schedule specified by the Governance Committee. Except as otherwise provided by the Governance Committee, a non-employee director receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends or dividend equivalents paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of a non-employee director's restricted stock, such non-employee director ceases to be a member of the Board of Directors during the restricted period for any reason other than death or retirement, the Governance Committee may at the time of cessation of service as a member of the Board of Directors terminate the restricted period with respect to any or all of such restricted stock. If the Governance Committee does not terminate the restricted period with respect to such restricted stock at the time of such cessation, such restricted stock will be forfeited. If a non-employee director holding restricted stock ceases to be a member of the Board of Directors during the restricted period by reason of death or retirement, restricted stock held by that non-employee director shall become free of all restrictions thereon and the Company will deliver that restricted stock to that non-employee director or that non-employee director's beneficiary, as the case may be, within 60 days.

     The Governance Committee may grant stock awards in its discretion to non-employee directors of the Company. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Governance Committee. No such installment will be delivered on any anniversary of the date of the stock award to a non-employee director whose service as a member of the Board has ceased (except, in the discretion of the Governance Committee, by reason of death or retirement).

     The Governance Committee may grant awards of unrestricted Common Stock under the 1988 Plan to non-employee directors, which Common Stock is delivered to the non-employee director on or about the award date and which is not subject to any restrictions.

     AMENDMENT AND TERMINATION. The 1988 Plan may be amended, suspended or terminated at any time or from time to time by action of the Board of Directors; provided, however, that no such amendment shall be made, which would, without shareholder approval: (i) increase the number of shares that may be transferred under the 1988 Plan; (ii) materially modify the requirements as to eligibility for participation in the 1988 Plan; or (iii) otherwise materially increase the benefits accruing to the non-employee directors.

     The 1988 Plan provisions governing the eligibility for participation, the amount and timing of awards, the timing of the delivery of shares in installments, exercise prices and exercise periods, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     MISCELLANEOUS. Notwithstanding anything to the contrary contained herein, no shares of Common Stock shall be transferred by the Company pursuant to the 1988 Plan prior to the date of shareholder approval, and no non-employee director shall be entitled to any rights as a shareholder with respect to any shares of Common Stock granted under the 1988 Plan, including, without limitation, voting rights and the right to receive dividends, until such shares have been transferred.

     If the issuance of Common Stock pursuant to the 1988 Plan has not been registered under the Securities Act of 1933, as amended, any certificate representing shares transferred pursuant to the 1988 Plan, including pursuant to the exercise of an option, shall include the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (a) pursuant to an effective registration statement under the Act or (b) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the C. R. Bard, Inc. 1988 Directors Stock Award Plan."

                                       28
<PG$PCN>

     A non-employee director shall not dispose of shares of Common Stock awarded hereunder, including shares of Common Stock awarded pursuant to the exercise of an option, in transactions which, in the opinion of counsel to the Company, would violate the Securities Act of 1933, as then amended, and the rules and regulations thereunder.

TAX STATUS OF 1988 PLAN AWARDS

     INTRODUCTION. The following discussion of the federal income tax status of awards under the 1988 Plan, as proposed to be amended and restated, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Non-employee directors may also be subject to certain state and local taxes which are not described below.

     OPTIONS. Options granted under the 1988 Plan result in no immediate tax consequences to the Company or the optionee. Upon the exercise of an option (other than by delivery of Common Stock to the Company) the optionee will be treated as receiving compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of transfer to the optionee over the option price. The tax basis of the shares received by the optionee will be their fair market value on the date of transfer to the optionee. If an option is exercised by delivering Common Stock to the Company, a number of shares received by the optionee equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the optionee will be taxable to the optionee as ordinary income, and the optionee's tax basis in such shares will be their fair market value on the date of exercise. Upon a subsequent disposition of any shares received from the Company, any difference between the tax basis of the shares and the amount realized on the disposition is treated as long-term, mid-term or short-term capital gain or loss, depending on the holding period of the shares. The amount treated as compensation taxable as ordinary income may be claimed as a deduction by the Company at the same time that the optionee is treated as realizing compensation.

     STOCK AWARDS. The value of each installment of shares of Common Stock of the Company distributed to non-employee directors will be taxable as ordinary income to such directors in the year such installment is received. The Company will be entitled to a corresponding tax deduction upon the distribution of each installment of shares of Common Stock of the Company pursuant to the stock awards.

     RESTRICTED STOCK. The Company will receive a deduction and the non-employee director will recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the non-employee director elects to pay such tax as may be then due not later than 30 days after the transfer by the Company to the non-employee director of a restricted stock award as permitted under Section 83(b) of the Code, in which case both the Company's deduction and the non-employee director's inclusion in income occur on the award date.

     STOCK APPRECIATION RIGHTS. No income shall be realized by the non-employee director at the time a stock appreciation right is awarded, and no deduction shall be available to the Company. When the right (including a limited stock appreciation right) is exercised, ordinary income shall be realized in the amount of the cash or Common Stock received by the non-employee director, and the Company shall be entitled to a deduction of equivalent value.

OTHER INFORMATION

     As of December 31, 1997, eight non-employee directors were eligible for participation in the 1988 Plan. Because the non-formula based benefits conveyed under the 1988 Plan are at the discretion of the Governance Committee, it is not possible to predict what non-formula based benefits non-employee directors will receive under the 1988 Plan. For a discussion of the formula based awards granted to non-employees directors under the 1988 Plan, see "Compensation of Outside Directors." On February 23, 1998, the mean between the high and low sales price of the Common Stock, as reported on the New York Stock Exchange, was $35.07.

                                       29
<PG$PCN>

ADOPTION OF AMENDMENT TO THE 1988 PLAN

     The Board of Directors believes that the Company's best interests will be served by amending the 1988 Plan. The amendment to the 1988 Plan will enable the Company to be in a position to continue to attract and retain highly qualified individuals to serve as directors of the Company and to align the non-employee directors' compensation more closely to the Company's performance and the shareholders' interests.

     Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

              PROPOSAL NO. 5 -- RATIFICATION OF THE APPOINTMENT OF
             ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to audit the accounts of the Company for the fiscal year ending December 31, 1998. Since their report will be addressed to the shareholders as well as the Board of Directors, the holders of Common Stock are asked to ratify this selection. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so. It is expected that the representative will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 5.

MISCELLANEOUS

     The Company does not know of any business other than that described above to be presented for action to the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

     The cost of this solicitation will be borne by the Company. It is contemplated that proxies will be solicited through the use of the mails, but officers and regular employees of the Company may solicit proxies personally or by telephone or special letter. The Company has retained the firm of Georgeson & Company Inc., to assist in the solicitation of proxies and expects to pay such firm a fee of approximately $8,000 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

     The Annual Report of the Company for 1997, including certified financial statements, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Shareholders.

PROPOSALS OF SECURITY HOLDERS

     A proposal of a security holder intended to be presented at the next Annual Meeting of Shareholders and to be included in the proxy statement must be received at the Company's principal executive offices at 730 Central Avenue, Murray Hill, New Jersey 07974 on or before November 6, 1998.

                                       30
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                                                                       EXHIBIT A

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                       OF

                                C. R. BARD, INC.

     The 1998 Employee Stock Purchase Plan of C. R. Bard, Inc. provides Eligible Employees of C. R. Bard, Inc., a New Jersey corporation (the "Company"), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.

     1.  Definitions

          (a) Business Day -- any day the New York Stock Exchange is open for business.

          (b) Code -- the Internal Revenue Code of 1986, as amended.

          (c) Common Stock -- the Company's Common Stock, par value $.25 per share.

          (d) Compensation -- with respect to a Participant, the portion of the Participant's "basic pay," as defined in the Retirement Plan, paid to the Participant during the applicable payroll period.

          (e) Eligible Employee -- an employee who is eligible to participate in the Plan pursuant to Section 3.

          (f) Fair Market Value -- the mean between the high and low sales price of the Common Stock on the subject day as reported on the New York Stock Exchange -- Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there is a sale. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Plan Administrator.

          (g) Grant Date -- each January 1 and July 1.

          (h) Option -- an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions hereof.

          (i) Participant -- an Eligible Employee who is participating in the Plan pursuant to Section 4.

          (j) Purchase Date -- except as provided in Section 15, each June 30 and December 31 (or the following Business Day if such date is not a Business Day).

          (k) Purchase Price -- unless the Plan Administrator determines before a Grant Date that a higher or lower price that complies with Code Section 423 shall apply, the Purchase Price of the shares of Common Stock which are to be sold under the Plan on the Purchase Date next following such Grant Date shall be the lesser of 85% of the Fair Market Value of Common Stock on such Grant Date and 85% of the Fair Market Value of a share of Common Stock on such Purchase Date.

          (l) Plan -- 1998 Employee Stock Purchase Plan of C. R. Bard, Inc., as amended from time to time.

          (m) Plan Account -- an account maintained by the Company or its designated recordkeeper for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

          (n) Plan Administrator -- the Retirement Committee under the Retirement Plan, or such other person or persons, including a committee, as may be appointed by the Board of Directors of the Company to administer the Plan. The Board of Directors of the Company may at any time remove or replace the Plan Administrator.

          (o) Retirement Plan -- the Employees' Retirement Plan of C. R. Bard, Inc., as amended.
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          (p) Subsidiary -- any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2. Stock Subject to the Plan. Subject to Section 12, the aggregate number of shares of Common Stock which may be sold under the Plan is 500,000. The Company shall make open-market purchases to provide shares of Common Stock for purchase under the Plan. If sufficient shares are not available through open market purchases, the Company shall sell Treasury shares or issue authorized but unissued shares of Common Stock.

     3. Eligible Employees. An "Eligible Employee" means each employee of the Company or any domestic Subsidiary, and each employee of a foreign Subsidiary to which the Plan is extended by the Plan Administrator, except:

          (a) an employee whose customary employment is fewer than 20 hours or less per week; or

          (b) an employee whose customary employment is for fewer than five months in any calendar year.

     4.  Participation in the Plan.

     (a) An Eligible Employee may participate in the Plan by completing and filing with the Company or its designated recordkeeper an election form which authorizes payroll deductions from the employee's Compensation. Such deductions shall commence on the first Grant Date thereafter as elected by the Employee, and shall continue until the Employee terminates participation in the Plan or the Plan is terminated. An Eligible Employee may participate in the Plan only through payroll deductions. Other contributions will not be accepted.

     (b) Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

     5. Payroll Deductions. Payroll deductions shall be made from the Compensation paid to each Participant for each payroll period in such whole percentage from 1% to 10% as the Participant shall authorize in such Participant's election form. No Eligible Employee may be granted an Option which permits such Eligible Employee to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time.

     6. Changes in Payroll Deductions. Subject to the minimum and maximum deductions set forth above, a Participant may change the amount of such Participant's payroll deductions as of the next Grant Date by filing a new election form with the Company or its designated recordkeeper no later than ten Business Days in advance of the next Grant Date. The change shall be effective until revoked in writing.

     7. Termination of Participation in Plan. A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office. Such Participant's payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice. A Participant's participation in the Plan shall be terminated upon termination of such Participant's employment with the Company and its Subsidiaries for any reason. If the former Participant remains employed by the Company or any of its Subsidiaries after termination of participation in the Plan, any payroll deductions credited to such Participant's Plan Account shall be used to purchase shares of Common Stock on the next Purchase Date. If the former Participant is no longer employed by the Company or any of its Subsidiaries after termination of participation in the Plan, any payroll deductions credited to such Participant's Plan Account shall be paid to such Participant in cash as soon as practicable following
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termination of employment. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan by filing a new election form in accordance with Section 6.

     8.  Purchase of Shares.

     (a) On each Grant Date, each Participant shall be deemed to have been granted an Option.

     (b) On each Purchase Date, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the Purchase Price into the balance in the Participant's Plan Account on the Purchase Date. Any amount remaining in the Participant's Plan Account shall be carried forward to the next Purchase Date unless the Plan Account is closed.

     (c) As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant which shall include (i) the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan, (ii) the purchase price per share, (iii) the total amount of cash transferred to the Participant's Plan Account pursuant to Section 5 and (iv) the amount of cash in the Participant's Plan Account that will be carried forward.

     (d) A stock certificate for whole shares of Common Stock in a Participant's Plan Account shall be issued upon request of the Participant at any time after such shares have been held in such Participant's Plan Account for a period of six months. Notwithstanding the preceding sentence, if the Participant's employment with the Company and its Subsidiaries terminates, a stock certificate for whole shares of Common Stock in such Participant's Plan Account shall be issued as soon as administratively feasible thereafter. Stock certificates under the Plan shall be issued, at the election of the Participant, in such Participant's name or in such Participant's name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close a Participant's Plan Account.

     9. Rights as a Shareholder. As of the Purchase Date, a Participant shall be treated as record owner of such Participant's shares purchased pursuant to the Plan.

     10. Rights Not Transferable. Rights under the Plan are not transferrable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

     11. Sale of Purchased Stock. An Eligible Employee must advise C. R. Bard, Inc. promptly if the Eligible Employee disposes of any shares of Common Stock purchased by the Eligible Employee under the Plan if such disposition shall have occurred within two years after the Grant Date immediately preceding the Eligible Employee's purchase of such shares.

     12. Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

     13. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or consolidation of outstanding shares of Common Stock, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.

     14. Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan and its interpretations, and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Plan Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.

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     15.  Amendments to the Plan.  The Plan Administrator may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 12 or 15), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made which would cause the Plan to fail to meet the applicable requirements of Code
Section 423.

     16. Termination of Plan. The Plan shall terminate upon the earlier of (a) the termination of the Plan by the Board of Directors of the Company as specified below or (b) the date no more shares remain to be purchased under the Plan. The Board of Directors of the Company may terminate the Plan as of any date, and the date of termination shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Plan Administrator.

     17. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Common Stock acquired pursuant to the Plan shall be borne by the holder thereof.

     18. Governmental Regulations. The Company's obligation to sell and deliver Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     19. Applicable Law. The Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of New Jersey. The Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Code Section 423, if applicable. Any provisions required to be set forth in the Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

     20. Effect on Employment. The provisions of the Plan shall not affect the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

     21. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

     22. Sale of Company. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding Option be assumed or an equivalent right to purchase stock of the successor or purchaser corporation be substituted by the successor or purchaser corporation, unless the Plan is terminated.

     23. Effective Date. The Plan shall become effective July 1, 1998, provided that the stockholders of the Company approve it within 12 months after the date the Plan was adopted by the Board of Directors of the Company.

                                       A-4
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                                                                       EXHIBIT B

                         1993 LONG TERM INCENTIVE PLAN

                                       OF

                                C. R. BARD, INC.

                           (AS AMENDED AND RESTATED)

SECTION 1 -- PURPOSE AND TERM OF PLAN

     The Long Term Incentive Plan of C. R. Bard, Inc. is designed to attract and retain the services of selected key employees of the Corporation and its Subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Corporation and its Subsidiaries. Awards under the Plan shall be made to selected key employees in the form of Options, Restricted Stock, Stock Appreciation Rights and other stock-based awards. The Plan, as amended and restated, shall be effective on April 15, 1998. No awards may be made under the Plan after April 20, 2003.

SECTION 2 -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the indicated meanings:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Change of Control Event" means a change of control of the nature that would be required to be reported in response to item 1(a) of the Current Report on Form 8-K as in effect on April 21, 1993 pursuant to
     Section 13 or 15(d) of the Exchange Act, provided that, without limitation, a "Change of Control Event" shall be deemed to have occurred if (i) any person shall become the beneficial owner, as those terms are defined herein, of capital stock of the Corporation, the voting power of which constitutes 20% or more of the general voting power of all of the Corporation's outstanding capital stock or (ii) individuals who, as of April 21, 1993, constitute the Board (the "Incumbent Board") cease for any reasons to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 21, 1993 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Corporation nor any acquisition by the Corporation, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control Event. For purposes of the definition of "Change of Control Event," the following definitions shall be applicable:

             (i) The term "person" shall mean any individual, group, corporation or other entity.

             (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

                (A) which that person owns directly, whether or not of record, or

                (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

                (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of
           1933) of that person, or

                                       B-1
<PG$PCN>

                (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or such person's "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

             (iii) The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clauses
        (ii)(B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

             (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Plan, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Corporation.

          (c) "Change of Control Exercise Period" means the 60-day period commencing upon the date of the first public disclosure of a Change of Control Event.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board.

          (f) "Common Stock" means the Common Stock of the Corporation, par value $0.25 per share.

          (g) "Corporation" means C. R. Bard, Inc., a New Jersey corporation.

          (h) "Director" means a member of the Board.

          (i) "Disinterested Persons" means Directors who are not full time employees of the Corporation and who are eligible to serve as Plan administrators or to approve Plan awards under the provisions of Rule 16b-3 promulgated under the Exchange Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under Section 16 of the Exchange Act.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" of the Common Stock on a specified day means
     (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange -- Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

          (l) "Limited Stock Appreciation Rights" shall have the meaning set forth in Section 4.8.

          (m) "Option" means an Option to purchase Common Stock awarded to a Participant as provided in Section 4.

          (n) "Option Period" means the period from the date of the grant of an Option to the date of its expiration as provided in Section 4.3.

          (o) "Optionee" means a Participant who has been granted an Option under the Plan.

          (p) "Participant" means a key employee, including officers and Directors who are employees, of the Corporation or any of its Subsidiaries who has been selected by the Committee to receive an award under the Plan.
                                       B-2
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          (q) "Performance-Based Awards" shall have the meaning set forth in
     Section 5.11.

          (r) "Plan" means the 1993 Long Term Incentive Plan of C. R. Bard, Inc.

          (s) "Restricted Period" means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 5.2.

          (t) "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions as provided in Section 5 as long as those restrictions are in effect.

          (u) "Retirement" means normal or early retirement under the terms of a pension plan of the Corporation or voluntary termination of employment, provided that in each case the Corporation must have given its prior consent to treat the person's termination of employment as a retirement.

          (v) "Stock Appreciation Right" means a right awarded to a Participant as provided in Section 4 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

          (w) "Stock Award" means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 5.8.

          (x) "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly, by the Corporation.

          (y) "Unrestricted Stock" means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3 -- GENERAL PROVISIONS

     3.1 The Committee in its sole discretion shall select those key employees to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants shall be selected from among the key employees of the Corporation and its Subsidiaries who are in a position to have a material impact on the future results of operations of the Corporation and its Subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

     3.2 Shares of Common Stock acquired under the Plan may be authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's treasury. Subject to Section 8.7, the total number of shares of Common Stock which may be acquired under the Plan shall not exceed 5,500,000. The number of shares of Common Stock available at any time for awards under the Plan shall be determined in a manner which reflects the number of shares of Common Stock then subject to outstanding awards and the number of shares of Common Stock previously acquired under the Plan. For purposes of such determinations, shares of Common Stock returned to the Corporation as a result of the forfeiture of Restricted Stock, Stock Awards or Options which expire or terminate, other than by reason of the exercise of Stock Appreciation Rights, shall again be available for awards under the Plan.

SECTION 4 -- OPTIONS AND STOCK APPRECIATION RIGHTS

     4.1 Subject to the provisions of this Section 4, the Committee may grant incentive Options and non-qualified Options with or without Stock Appreciation Rights to selected key employees of the Corporation and its Subsidiaries. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and

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the Optionee which contains the terms and conditions specified by this Section 4 and such other terms and conditions as the Committee in its sole discretion shall specify.

     4.2 The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

     4.3 Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. In addition, notwithstanding any of the foregoing, upon the occurrence of a Change of Control Event, all Options shall be immediately exercisable. Accrued installments of Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

     4.4 At the time any Option is exercised in whole or in part, the Optionee or other person exercising the Option shall pay to the Corporation, by certified or bank cashier's check payable to the order of the Corporation, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Corporation, the full exercise price of the shares purchased, and the purchased shares shall be delivered to the Optionee promptly. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, shall be deemed to be a holder of any shares upon the exercise of an Option until the date of issuance of a stock certificate to the Optionee for those shares. The proceeds from the sale of shares upon the exercise of Options shall be added to the general funds of the Corporation and used for general corporate purposes.

     4.5 If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of Retirement, each Option then held by the Optionee shall, to the extent that it was exercisable at the time of Retirement, remain exercisable for a period of (a) three months from the date of Retirement, if an incentive Option or (b) three years from the last day of the month of Retirement, if a non-qualified Option, and thereafter, such Option shall terminate; provided, however, if an Optionee shall die after Retirement, each Option then held by the Optionee shall be exercisable to the extent, and during the period, that it would, but for the Optionee's death, have otherwise been exercisable after Retirement. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's Retirement. If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of death, each Option then held by the Optionee shall, without regard to the extent that it was exercisable at the time of death, be fully exercisable for a period of one year from the first day of the month in which the Optionee died, and thereafter, such Option shall terminate. If the employment of an Optionee with the Corporation shall terminate, each Option then held by the Optionee shall, to the extent it was exercisable on the date of termination, be exercisable until 60 days following the date of termination and thereafter, such Option shall terminate. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's termination. Notwithstanding the foregoing, no Option shall be exercisable later than the end of the Option Period relating thereto.

     4.6 The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Rights relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

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     4.7 The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded incentive Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Corporation or its Subsidiaries shall not exceed $100,000.

     4.8 The Committee may, in its discretion, grant limited stock appreciation rights ("Limited Stock Appreciation Rights") that, notwithstanding any other provision of the Plan, may only be exercised during a Change of Control Exercise Period, and such Limited Stock Appreciation Rights shall be so exercisable during the Change of Control Exercise Period whether or not such person is then employed by the Corporation. Upon exercise of a Limited Stock Appreciation Right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (a) the Fair Market Value of the shares of the Common Stock with respect to which the Limited Stock Appreciation Right was exercised over the option price of such shares under the Plan and (b) if the Change of Control Event is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the Change of Control Exercise Period up to the date of exercise over the exercise price per share of Common Stock under the Plan. The Committee is authorized to amend the terms of a Limited Stock Appreciation Right held by any employee subject to Section 16 of the Exchange Act, as may be necessary so that the holding and exercise of such Limited Stock Appreciation Right will be exempt under such Section.

     4.9 The maximum number of Options, Stock Appreciation Rights and Limited Stock Appreciation Rights that may be granted to each Participant during any calendar year shall not exceed 400,000.

SECTION 5 -- RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK

     5.1 An award of Restricted Stock, Stock Awards and Unrestricted Stock to a Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 5.

     5.2 During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as provided in this Section 5.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.7 and 8.8, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event the Restricted Period applicable to Restricted Stock shall end and all restrictions on Restricted Stock shall expire.

     5.3 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of employment terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of cessation of employment, such Restricted Stock shall be forfeited.

     5.4 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to Section 5.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant's beneficiary, as the case may be, within 60 days.

     5.5 Each Participant awarded Restricted Stock, Stock Awards or Unrestricted Stock shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

     5.6 Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the

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Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

          The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 5 of the 1993 Long Term Incentive Plan of
     C. R. Bard, Inc., as amended, and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.

     5.7 When the restrictions imposed by Section 5.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 5.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 5.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 5.5 shall terminate forthwith as to those shares.

     5.8 Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 5.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event, any installment of a Stock Award not yet delivered shall become immediately deliverable.

     5.9 No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose employment has been terminated, or who has, or has been, served notice of termination prior to the award or anniversary date of such installment; provided, however, that where such termination has occurred due to a Participant's death or retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 5.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

     5.10 The Committee may award Unrestricted Stock to a Participant, which Common Stock shall not be subject to forfeiture pursuant to this Section 5. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the grant thereof.

     5.11 Notwithstanding the foregoing, certain awards granted under this
Section 5 of the Plan may be granted in a manner which is deductible by the Corporation under Section 162(m) of the Code. Such awards (the "Performance-Based Awards") shall be based upon earnings per share, net income, Group Financial Goals (as defined in the C. R. Bard, Inc. 1994 Executive Bonus
Plan), return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25 percent of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The maximum dollar amount of Performance-Based Awards that may be granted to each Participant during any calendar year shall not exceed $500,000.

     5.12 The maximum number of shares of Common Stock that may be granted as Restricted Stock, Stock Awards and Unrestricted Stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the Plan during such calendar year.

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SECTION 6 -- ADMINISTRATION

     6.1 The Plan shall be administered by the Committee, which shall consist of Disinterested Persons (and, in the case of awards granted to individuals subject to Section 162(m) of the Code, the Committee shall also consist of Directors who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), and such Directors shall serve at the pleasure of the Board.

     6.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees who shall be Participants and to determine the amount of, or method of determining, the awards to be made to Participants.

     6.3 The Committee's interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.

     6.4 The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION 7 -- AMENDMENT OR TERMINATION

     7.1 The Board may amend any provision of the Plan and any agreement under the Plan at any time, provided that no amendment may be made that would (a) increase the maximum number of shares of Common Stock which may be acquired under the Plan, (b) extend the term during which Options may be granted under the Plan or (c) reduce the exercise price per share to less than the Fair Market Value of the Common Stock on the date an Option was granted unless the amendment has been approved by the stockholders of the Corporation as provided in Rule 16b-3(b) under the Exchange Act, if continuation of the exemption granted by Rule 16b-3 under the Exchange Act requires such approval. The Board shall also have the right to terminate the Plan at any time. Except with a Participant's consent, no amendment, suspension or termination shall impair the rights of the Participant in any Options, Restricted Stock or Stock Appreciation Rights awarded to the Participant under the Plan.

     7.2 The Committee may refrain from designating Participants and from making any awards, but that shall not be deemed a termination of the Plan. No employee of the Corporation or any of its Subsidiaries shall have any claim or right to be granted awards under the Plan.

SECTION 8 -- MISCELLANEOUS

     8.1 The fact that a key employee of the Corporation or any of its Subsidiaries has been designated a Participant shall not confer on that employee any right to be retained in the employ of the Corporation or any of its Subsidiaries or to subsequent awards under the Plan.

     8.2 No award under the Plan shall be taken into account in determining a Participant's compensation for purposes of any group life insurance or other employee benefit or pension plan of the Corporation, including the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan.

     8.3 The Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Corporation and its Subsidiaries, and it shall not preclude the Board from authorizing or approving other forms of incentive compensation.

     8.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

     8.5 Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant's lifetime only by the Participant.

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     8.6 A Participant may appoint a beneficiary, on a form supplied by the
Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant's death and may change that beneficiary at any time prior to the date of the Participant's death.

     8.7 In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares in which awards may be granted under the Plan, the number of shares subject to outstanding Options and Stock Appreciation Rights shall be appropriate adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities distributed to a Participant with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 5, including depositing the certificates therefor with the Corporation together with a stock power and bearing a legend as provided in Section 5.6.

     8.8 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 5.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 5, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.6.

     8.9 The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

     8.10 The Plan shall be construed in accordance with the laws of the State of New Jersey. Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be construed to prevent the transfer of funds to a grant or trust for the purpose of paying benefits under the Plan.

     8.11 If in the opinion of counsel for the Corporation, any issuance or delivery of shares of Common Stock to a Participant will violate the requirements of any applicable federal or state laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Exchange Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Certificates delivered to Participants pursuant to Section 5 hereof or issued on exercise of Options or Stock Appreciation Rights may bear such legends as the Corporation may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

                                       B-8
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                                                                       EXHIBIT C

                        1988 DIRECTORS STOCK AWARD PLAN

                                       OF

                                C. R. BARD, INC.

                           (AS AMENDED AND RESTATED)

SECTION 1 -- PURPOSE

     The purposes of the C. R. Bard, Inc. 1988 Directors Stock Award Plan (the "Plan") are (a) to attract and retain highly qualified individuals to serve as Directors of C. R. Bard, Inc. ("Bard"), (b) to relate non-employee directors' compensation more closely to Bard's performance and its shareholders' interests, and (c) to increase non-employee directors' stock ownership in Bard.

SECTION 2 -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the indicated meanings:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Governance Committee of the Board or such other committee as may be designated by the Board.

          (d) "Common Stock" means the Common Stock of the Corporation, par value $0.25 per share.

          (e) "Corporation" means C. R. Bard, Inc., a New Jersey corporation.

          (f) "Director" means a member of the Board.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" of the Common Stock on a specified day means
     (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange -- Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

          (i) "Option" means an Option to purchase Common Stock awarded to a Participant as provided in Section 5.

          (j) "Option Period" means the period from the date of the grant of an Option to the date of its expiration as provided in Section 3.1.

          (k) "Optionee" means a Participant who has been granted an Option under the Plan.

          (l) "Participant" means a non-employee Director.

          (m) "Permanent Disability" means any disability which prevents a Director from performing all duties as a Director.

          (n) "Plan" means the C. R. Bard, Inc. 1988 Directors Stock Award Plan.

          (o) "Restricted Period" means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 6.2.

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          (p) "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions as provided in Section 6 as long as those restrictions are in effect.

          (q) "Retirement" means the voluntary cessation of service as a director by a director who is 55 years of age or older and who has served on the Board for at least five years.

          (r) "Stock Appreciation Right" means a right awarded to a Participant as provided in Section 5 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

          (s) "Stock Award" means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 4.8.

          (t) "Unrestricted Stock" means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3 -- GENERAL PROVISIONS

     3.1 Except as provided in Section 4 and Sections 5.4 and 5.5, the Committee, in its sole discretion, shall select those non-employee directors to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

     3.2 The total number of Shares of Common Stock subject to the Plan shall be limited so that the aggregate number of shares which may be awarded under the Plan shall not exceed 75,000 shares of Common Stock, as currently constituted. Shares of Common Stock returned to Bard as a result of the forfeiture of stock awarded or the expiration or termination of options granted shall be available under the Plan.

     3.3 The Plan shall become effective when it is adopted by the Board (the "Effective Date"); provided, however, if within one year after the Plan is adopted by the Board the Plan is not approved by the vote of a majority of the holders of the outstanding shares of Common Stock present, or represented, and entitled to vote, at a meeting of shareholders where the total vote cast on whether to adopt the Plan represents a majority of the Common Stock entitled to vote on such matter (such approval is referred to herein as "Shareholder Approval"), then the Plan (and any entitlement of non-employee directors to receive shares of Common Stock hereunder) shall terminate at the time of such meeting, or, if no meeting is held, after the passage of one year from the date the Plan was adopted by the Board.

SECTION 4 -- FORMULA-BASED STOCK AWARDS

     4.1 On the first business day in October following the Effective Date, each non-employee director shall be granted the right to receive, subject to Shareholder Approval, 200 shares of Common Stock, for each year or partial year remaining in his or her current term of directorship, which shares shall only be transferred by Bard to such Director subject to and in accordance with the terms of this Section 4. Any grant of shares of Common Stock to a non-employee director pursuant to the immediately preceding sentence shall be transferred in installments (or an installment to the extent only one year remains under the term of office of a non-employee director) of 200 shares as follows: (a) the transfer of shares of Common Stock covered by the first installment shall occur promptly following the date of Shareholder Approval, and (b) the transfer of shares of Common Stock covered by the second and third installments, if any, shall occur on the first business day in October during each year of such Director's term of office; provided, however, with respect to such second and third installments, such Director shall not be entitled to any such installment of shares and such shares shall not, under any circumstances, be transferred to such Director in the event that for any reason such
                                       C-2
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Director is not a non-employee director of Bard on the date on which an installment of shares of Common Stock would otherwise have been transferable hereunder.

     4.2 After the Effective Date upon the election of any non-employee director, he or she shall be granted the right to receive 200 shares of Common Stock, subject to Section 8.7, for each year or partial year remaining in his or her current term of directorship (other than a partial year resulting from the election of a Director subsequent to the October 1st immediately preceding the annual meeting at which the term of office of such Director will expire), which shares shall only be transferred by Bard to such Director subject to and in accordance with the terms of this Section 4.2. Any grant of shares of Common Stock to a non-employee director pursuant to the terms of this Section 4.2 shall be transferred in equal installments of 200 shares each, which shares shall be transferred on, or promptly following, the first business day in October during each year of such Director's term of office; provided, however, such Director shall not be entitled to any such installment of shares and such shares shall not, under any circumstances, be transferred in the event that for any reason such Director is not a non-employee director of Bard on the date on which an installment of shares of Common Stock would otherwise have been transferable hereunder. Notwithstanding the foregoing, the Committee may specify that any subsequent grant shall be for the right to receive such lesser number of shares of Common Stock as the Committee shall specify for each such year or partial year.

     4.3 No shares of Common Stock transferred to a non-employee director under this Section 4 of the Plan may be sold, pledged, assigned, transferred or otherwise encumbered or disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director (the "Transfer Restriction"); provided, however, such Transfer Restriction shall cease to apply upon the death or permanent disability of the non-employee director.

SECTION 5 -- STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1 Subject to the provisions of this Section 5, the Committee may grant non-qualified Options with or without Stock Appreciation Rights to Participants. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this Section 5 and such other terms and conditions as the Committee in its sole discretion shall specify.

     5.2 The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

     5.3 Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. Exercisable Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

     5.4 On each second Wednesday in July, each person who is a non-employee director of Bard on such date shall be granted one Option entitling the grantee thereof to purchase 600 shares of Common Stock. Such Options shall have a ten year term and shall become exercisable with respect to 200 shares of Common Stock subject thereto on each of the first three anniversaries following the date of grant thereof. Notwithstanding the foregoing, from time to time the Committee may specify that any such Option not yet granted shall be exercisable to purchase such lesser number of shares of Common Stock as the Committee shall specify and that any such Option shall become exercisable according to such schedule as the Committee shall specify.

     5.5 If a non-employee director shall, by reason other than death or Retirement, cease to be a member of the Board while holding an outstanding Option, such non-employee director shall be permitted to exercise such Option within sixty days from the day he or she ceased to be a member of the Board; but in no event later than the expiration date of the Option, with respect to all or any part of the entire balance of shares of

                                       C-3
<PG$PCN>

Common Stock to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board. If a non-employee director shall die after the date he or she ceases to be a member of the Board while holding an outstanding Option, such Option shall be exercisable to the extent, and during the period, that such Option would, but for his or her death, have otherwise been exercisable by such non-employee director.

     5.6 If a non-employee director shall cease to be a member of the Board by reason of Retirement while holding an outstanding Option, such non-employee director shall be permitted to exercise such Option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the Option, with respect to all or any part of the entire balance of shares of Common Stock to the extent exercisable by such non-employee director at the time he or she retired.

     5.7 If a non-employee director shall die while holding an outstanding Option, and at the time of death, such Option was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such Option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such Option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the Option.

     5.8 The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Rights relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

SECTION 6 -- NONFORMULA-BASED STOCK AWARDS AND RESTRICTED STOCK

     6.1 An award of Restricted Stock and Stock Awards to a Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this
Section 6.

     6.2 During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as provided in this Section 6.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.5 and 8.6, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock.

     6.3 If a Participant holding Restricted Stock ceases to be a member of the Board during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of service as a member of the Board terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of such cessation, such Restricted Stock shall be forfeited.

     6.4 If a Participant holding Restricted Stock ceases to be a member of the Board during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to Section 6.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant's beneficiary, as the case may be, within 60 days.

     6.5 Each Participant awarded Restricted Stock or Stock Awards shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

     6.6 Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the

                                       C-4
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Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

          The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 6 of the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.

     6.7 When the restrictions imposed by Section 6.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 6.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 6.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 6.5 shall terminate forthwith as to those shares.

     6.8 Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 6.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award.

     6.9 No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose service as a member of the Board has ceased; provided, however, that where such cessation has occurred due to a Participant's death or Retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 6.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

     6.10 The Committee may award Unrestricted Stock to a participant, which Common Stock shall not be subject to forfeiture pursuant to this Section 6. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the date thereof.

SECTION 7 -- ADMINISTRATION

     7.1 Subject to the provisions of the Plan, the Plan shall be administered by the Committee and the Committee shall have exclusive power to determine the amount of, or method of determining, the awards to be made to Participants.

     7.2 The Committee's interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.

     7.3 The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION 8 -- MISCELLANEOUS

     8.1 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

     8.2 Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant's lifetime only by the Participant.

                                       C-5
<PG$PCN>

     8.3 A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant's death and may change that beneficiary at any time prior to the date of the Participant's death.

     8.4 The option price shall be paid in full by certified or bank cashier's check payable to the order of Bard and/or, to the extent permitted by law, by surrendering or delivering to Bard shares of Common Stock or any other form of consideration acceptable to Bard. Upon exercise of an option, the stock purchased shall be promptly delivered. No nonemployee director holding an option, or his or her legal representatives, legatees or distributees, as the case may be, will be deemed to be a holder of any shares of Common Stock pursuant to exercise of an option until the date of the issuance of a stock certificate to him or her for such shares of Common Stock. The proceeds of the sale of Common Stock subject to options are to be added to the general funds of Bard and used for its general corporate purposes.

     8.5 If the outstanding Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which Bard is the surviving corporation, the maximum number of shares which may be awarded under the Plan, the number of shares of Common Stock distributable pursuant to Sections 4 and 6 of the Plan, the number of options distributed and outstanding pursuant to Section 5 of the Plan and the number of options distributable pursuant to Section 5 of the Plan shall be appropriately and equitably adjusted.

     8.6 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 6.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.6.

     8.7 Notwithstanding anything to the contrary contained herein, no shares of Common Stock shall be transferred by Bard pursuant to this Plan prior to the date of Shareholder Approval, and no non-employee director shall be entitled to any rights as a shareholder with respect to any shares of Common Stock granted hereunder, including, without limitation voting rights and the right to receive dividends, until such shares have been transferred.

     8.8 If the issuance of Common Stock pursuant to the Plan has not been registered under the Securities Act of 1933, as amended, any certificate representing shares transferred pursuant to this Plan, including pursuant to the exercise of an option, shall include the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and, accordingly, may not be offered, sold or otherwise pledged, hypothecated or transferred unless (a) pursuant to an effective registration statement under the Act or (b) an applicable exemption from the registration requirements of the Act is available. In addition, the transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in the C. R. Bard, Inc. 1988 Directors Stock Award Plan."

     A non-employee director shall not dispose of shares of Common Stock awarded hereunder, including shares of Common Stock awarded pursuant to the exercise of an option, in transactions which, in the opinion of counsel to Bard, would violate the Securities Act of 1933, as then amended, and the rules and regulations thereunder.

     8.9 This Plan shall be construed in accordance with the laws of the State of New Jersey and may be amended, suspended or terminated at any time or from time to time by action of the Board; provided, however, that no such amendment shall be made, which would, without shareholder approval:

          (a) increase the number of shares that may be transferred under this Plan;

          (b) materially modify the requirements as to eligibility for participation in this Plan; or

                                       C-6
<PG$PCN>

          (c) otherwise materially increase the benefits accruing to the non-employee directors.

     8.10 The Plan provisions governing the eligibility for participation, the amount and timing of awards, the timing of the delivery of shares in installments, exercise prices and exercise periods, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     8.11 The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

                                       C-7
<PG$PCN>
                                   C. R. BARD, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P    The undersigned hereby constitutes and appoints William C. Bopp and Richard
     A. Flink, and each of them, his true and lawful attorneys and proxies, with
R power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to
O vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New
X Jersey, on Wednesday, April 15, 1998 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b)
Y in accordance with their discretion on any other business which may properly come before said meeting.

     ELECTION OF DIRECTORS, NOMINEES:

          JOSEPH F. ABELY, JR., ROBERT P. LUCIANO AND TONY L. WHITE

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                    This portion of your proxy will serve as
                           an ADMISSION TICKET to the
                         Annual Meeting of Shareholders
                              of C. R. Bard, Inc.
                         should you be able to attend.

                          April 15, 1998 at 10:00 a.m.
                        Hamilton Park Conference Center
                                175 Park Avenue
                            Florham Park, New Jersey


                                                  Attendee(s) Signature(s):

                                             -----------------------------------

                                             -----------------------------------
                                             Please print name(s)

<PG$PCN>
[X] Please mark your  ---                                          | 1436
    votes as in this  |                                            |
    example.                                                       -----

This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3, 4 and 5.

------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR each of the following proposals:
------------------------------------------------------------------------------
                     FOR    WITHHELD
1. Election of       [ ]       [ ]
   Directors
   (see reverse)
For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                    FOR    AGAINST    ABSTAIN
2. Approval of the                  [ ]      [ ]        [ ]
   1998 Employee Stock
   Purchase Plan.

3. Approval of Amendment
   to the 1993 Long Term            [ ]      [ ]        [ ]
   Incentive Plan.

4. Approval of Amendments           [ ]      [ ]        [ ]
   to the 1988 Directors Stock
   Award Plan.

5. Ratification of Independent      [ ]      [ ]        [ ]
   Public Accountants.

------------------------------------------------------------------------------

                                     Please mark this box if you plan to  [ ]
                                              attend the meeting

                            NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts each owner must sign.

                            ------------------------------------------------

                            ------------------------------------------------
                               SIGNATURE(S)            DATE

------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                  [BARD LOGO]

Dear Bard Employee,

     This past year brought us many new challenges as we continued to focus on being competitive in a dynamic global environment. We believe we have positioned the Company for improved performance in the coming year, and we continue to depend on your efforts to achieve our goals.


                                         /s/ Bill

                                         William H. Longfield
<PG$PCN>
                                     PROXY

                                C. R. BARD, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints William C. Bopp and Richard A. Flink, and each of them, his true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 15, 1998 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

ELECTION OF DIRECTORS, NOMINEES:

     JOSEPH F. ABELY, JR., ROBERT P. LUCIANO AND TONY L. WHITE


                                                                     SEE REVERSE
                                                                         SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                    This portion of your proxy will serve as
                           an ADMISSION TICKET to the
                         Annual Meeting of Shareholders
                              of C. R. Bard, Inc.
                         should you be able to attend.

                          April 15, 1998 at 10:00 a.m.
                        Hamilton Park Conference Center
                                175 Park Avenue
                           Florham Park, New Jersey



                                            Attendee(s) Signature(s):

                                        -----------------------------------

                                        -----------------------------------
                                        Please print name(s)
<PG$PCN>
                                                                            1436

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3, 4 and 5.
--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:
--------------------------------------------------------------------------------

1. Election of Directors (see reverse)        FOR            WITHHELD
                                              / /               / /

   For, except vote withheld from the following nominee(s):

   ----------------------------------------------------------

2. Approval of the 1998 Employee Stock        FOR       AGAINST       ABSTAIN
   Purchase Plan.                             / /         / /           / /

3. Approval of Amendment to the 1993
   Long Term Incentive Plan.                  / /         / /           / /

4. Approval of Amendments to the 1998
   Directors Stock Award Plan.                / /         / /           / /

5. Ratification of Independent Public
   Accountants.                               / /         / /           / /

--------------------------------------------------------------------------------

                                           PLEASE MARK THIS BOX IF YOU PLAN  / /
                                                TO ATTEND THE MEETING

                                           NOTE: This proxy must be signed
                                           exactly as name(s) appear(s) hereon.
                                           Executors, administrators, trustees,
                                           guardians, attorneys and officers
                                           signing for corporations should give
                                           full title. For joint accounts each
                                           owner must sign.

                                           -------------------------------------

                                           -------------------------------------
                                             SIGNATURE(S)               DATE

--------------------------------------------------------------------------------
                           -  FOLD AND DETACH HERE -

                                  [BARD LOGO]

                              SHAREHOLDER SERVICES

                    DirectSERVICE Program for Shareholders

Under the DirectSERVICE Program, registered shareholders and non-shareholders may purchase Bard common stock at any time with a low fee structure compared with normal brokerage fees. Dividends may be reinvested in Bard stock at no cost to the shareholder. The program is a convenient and economical way for shareholders to initiate and increase their investment in Bard through the purchase of shares with voluntary cash payments and all or part of their dividends. Cash payments may be made by mail or through automatic monthly deductions from your bank account.

                          Direct Deposit of Dividends

Shareholders receiving a dividend check may have payments deposited directly into their checking or savings account at any financial institution participating in the ACH network. Through an Electronic Funds Transfer, your dividend can be deposited electronically on the dividend payment date. There is no charge to shareholders for this service.

For details or enrollment in the DirectSERVICE Program or for direct deposit of dividends, simply contact First Chicago Trust Company of New York, who administers these programs for Bard. Their address and convenient "800" numbers are shown below.

DirectSERVICE Program
for Shareholders of C. R. Bard, Inc.
c/o First Chicago Trust Company of New York
P.O. BOX 2598
Jersey City, New Jersey 07303-2598

Existing shareholders:      (800) 446-2617
Non-shareholders inquiring
about the program:          (800) 828-1639

Be sure to include a reference to C. R. Bard, Inc.